Exhibit 10.9

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASSET PURCHASE AGREEMENT

between:

MILLENNIUM PHARMACEUTICALS, INC.,

a Delaware corporation;

and

PORTOLA PHARMACEUTICALS, INC.,

a Delaware corporation

Dated as of November 7, 2003

(CONTINUED)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(CONTINUED)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(CONTINUED)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is entered into as of November 7, 2003 (the “Effective Date”), by and between Millennium Pharmaceuticals, Inc., a Delaware corporation (“Seller”), and Portola Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”).

RECITALS

A. Seller is engaged and has been engaged in the research and development of certain pharmaceutical products that modulate the activity of blood platelets or signaling agents released from platelets, thereby preventing or treating cardiovascular diseases and conditions, and owns or in-licenses certain intellectual property rights and other assets associated with such research and development efforts and such products.

B. Purchaser was incorporated on September 2, 2003 and founded by certain former employees of Seller who worked on such research and development projects, and desires to continue to use such assets to continue such research and development work and to commercialize resulting products.

C. Seller wishes to sell to Purchaser, and Purchaser wishes to acquire from Seller, such assets on the terms set forth in this Agreement.

D. Concurrent with the execution of this Agreement, Purchaser and Seller are also executing certain ancillary agreements specified herein, including without limitation the Transition Services Agreement, the Sublease Agreement and the Stock Purchase Agreement attached hereto as Exhibits B, C and D, respectively.

E. Certain capitalized terms used in this Agreement are defined in Exhibit A.

AGREEMENT

Purchaser and Seller, intending to be legally bound, agree as follows:

1.	PURCHASE AND SALE OF ASSETS; RELATED AGREEMENTS

1.1 Assets to be Transferred. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, convey, assign, grant and deliver to Purchaser, and Purchaser shall purchase, acquire and receive, the following properties, rights, claims and assets used in connection with the P2Y12 Receptor Antagonist Program and the Platelet Research Program:

(a) Patent Rights; Other Intellectual Property. All of the invention disclosures, patent applications, patents (collectively, the “Assigned Patent Rights”) and other Proprietary Assets listed in Part 1.1(a) of the Disclosure Schedule (the “Purchased Proprietary Assets”). Purchaser and Seller acknowledge that there are [*] to the [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Equipment. Certain equipment owned by Seller and used by it in the P2Y12 Receptor Antagonist Program and/or the Platelet Research Program, together with related assets owned by Seller, which equipment and assets are identified on Part 1.1(b) of the Disclosure Schedule, in as-is condition (the “Equipment”); provided, however, that title to the Equipment designated with an asterisk on Part 1.1(b) of the Disclosure Schedule or otherwise designated therein as being subject to later transfer to Purchaser (the “Later-Transferred Equipment”) shall not be transferred to Purchaser until [*] or such other date as specified in Part 1.1(b) of the Disclosure Schedule (the “Title Transfer Date”); and further provided that Seller shall maintain or extend those service or maintenance contracts existing as of the Effective Date that are applicable to Later-Transferred Equipment until the Title Transfer Date, at Seller’s expense, and shall use commercially reasonable efforts to transfer any such contracts that are specific to Later-Transferred Equipment to Purchaser after the Title Transfer Date. The Transition Services Agreement shall govern the parties’ respective rights and obligations with respect to Later-Transferred Equipment from the Closing Date until the Title Transfer Date therefor. The parties acknowledge that the Equipment is located primarily within premises that are the subject of the Sublease Agreement; however, to the extent that there is Equipment located outside such premises, Purchaser, [*], shall promptly after the Closing Date (or the Title Transfer Date, for Later-Transferred Equipment) pick up or arrange for the pick up of all such Equipment from Seller’s facilities in South San Francisco, California, and shall [*] of the Equipment. For clarity, the parties acknowledge that Confidential Information and other Proprietary Assets of Seller may be stored in certain of the Equipment. Except to the extent that such Confidential Information and other Proprietary Assets are Purchased Assets, (i) upon transfer of the Equipment to Purchaser pursuant to this Agreement, Purchaser shall [*] such Confidential Information and other Proprietary Assets, and (ii) any such Confidential Information and other Proprietary Assets shall [*] and accordingly [*] this Agreement.

(c) Contracts. All of Seller’s rights under the contracts listed in Part 1.1(c) of the Disclosure Schedule, including the computer software licenses separately identified in such Schedule; provided however that Seller shall have no obligation to sell, transfer, convey, assign, grant or deliver to Purchaser, and Purchaser shall have no right to purchase, acquire or receive, rights under any such contracts if such contracts prohibit such sale, transfer, conveyance, assignment, grant or delivery (the “Assumed Contracts”); and further provided that for any such contracts that are not transferred or assigned to Purchaser as of the Closing Date, that the parties shall use commercially reasonable efforts to transfer or assign such contracts to Purchaser promptly thereafter.

(d) Compounds, Supplies and Materials. All compounds, research supplies and materials and related assets used in connection with the P2Y12 Receptor Antagonist Program and/or the Platelet Research Program (other than the Equipment) that are listed on Part 1.1(d) of the Disclosure Schedule (the “Compounds, Supplies and Materials”).

(e) Files and Records. The originals of all laboratory notebooks and other records listed in Part 1.1(e) of the Disclosure Schedule, as well as copies of portions of other laboratory notebooks and other files and records, in each case that constitute all of the notebooks, records and data (whether in written or electronic form) [*] the P2Y12 Receptor Antagonist Program and/or the Platelet Research Program [*] as of the Effective Date, and that are listed on

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 1.1(e) of the Disclosure Schedule (the “Files and Records”). The transfer to Purchaser of the Files and Records shall not be deemed to confer upon Purchaser any title, license or other interest in and to any intellectual property of Seller, except as expressly provided in this Agreement.

(f) Know-How. All Know-How of Seller solely related to the P2Y12 Receptor Antagonist Program that is known to the Employees referred to in Section 1.2 or conveyed in the Files and Records, Equipment or Compounds, Supplies and Materials.

All of the foregoing assets are hereinafter collectively referred to as the “Purchased Assets.”

All other assets of Seller including, without limitation, other proprietary rights of Seller, equipment and other tangible and intangible personal property, remain the property of Seller and are not subject to this Agreement. The parties agree that the segregation of assets to be transferred to Purchaser, including without limitation, proprietary software, data, databases, and other proprietary or otherwise confidential information, shall be [*], except that Purchaser [*] included in the Files and Records.

1.2 Certain Employees of Seller.

(a) Prior to the Closing Date, in connection with Purchaser’s acquisition of the Purchased Assets pursuant to this Agreement, Purchaser will [*] the employees of Seller set forth on Exhibit E (the “Employees”) for [*] on or after the Closing. The parties shall cooperate to [*] for any such Employees [*]. [*] from Purchaser shall be [*] in accordance with [*]. Such [*] shall include [*] in accordance with [*].

(b) As of the Closing Date, Seller shall and hereby does waive the following provisions in any Contract between (A) Seller and any Employee who accepts employment with Purchaser, for the duration of such Employee’s employment with Purchaser, (B) Seller and any former employee of Seller whose employment with Seller terminated prior to the date that is [*] prior to the Effective Date, and (C) Seller and any other former employee of Seller who becomes employed by Purchaser after the date that is [*] after the termination of such Person’s employment by Seller:

(i) Any provision prohibiting the solicitation of employees of Seller, to the extent such prohibition is inconsistent with the hiring activities described in Section 1.2(a);

(ii) Any provision prohibiting any Employee from working for a competitor of Seller, to the extent such prohibition would prohibit such Employee’s employment by Purchaser to work on the P2Y12 Receptor Antagonist Program or the Platelet Research Program; and

(iii) Any provision prohibiting disclosure and use of Confidential Information of Seller, to the extent such prohibition is inconsistent with an express assignment, transfer or grant of rights under this Agreement;

3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided however, that no such waiver shall apply to any such Employee described in (A) above that has [*] to which such Employee [*] under the [*] if such Employee [*].

1.3 Know-How License. Seller hereby grants to Purchaser a perpetual, irrevocable, nonexclusive license, with the right to grant sublicenses through multiple tiers of sublicensees, to use in the P2Y12 Receptor Antagonist Program and/or the Platelet Research Program all Know-How of Seller that (i) is known to the Employees referred to in Section 1.2 or (ii) conveyed in the Files and Records, the Equipment or the Compounds, Supplies and Materials, all to the extent such Know-How is not assigned to Purchaser pursuant to Section 1.1(f). Such license shall be royalty-free except as provided in Section 1.7(b). For clarity, if any item or information is [*] because it is [*], but in fact such item or information [*], then such item or information shall [*] and shall [*].

1.4 Right of Negotiation for P2Y12 Receptor Antagonist Products. Seller shall have a right of first and exclusive negotiation to participate in the development and commercialization of P2Y12 Receptor Antagonist Products, as follows: If at any time prior to the [*] anniversary of the Effective Date, Purchaser decides to discuss with one or more Third Parties the terms under which such Third Party, either alone or together with Purchaser or Purchaser’s Affiliate, shall develop and commercialize one or more P2Y12 Receptor Antagonist Products, then Purchaser shall so notify Seller in writing (a “Notice of Opportunity”) before Purchaser enters into discussions with any such Third Party regarding such opportunity, and provide to Seller information [*] and [*] that is reasonably necessary for Seller to determine its interest in such opportunity. If Seller is interested in participating in the development and commercialization of such P2Y12 Receptor Antagonist Product(s), it shall so notify Purchaser within [*] after its receipt of Purchaser’s notice to Seller and all such information (the “Response Period”), in which case the parties shall discuss in good faith during the [*] period following Purchaser’s receipt of such notice from Seller (the “Discussion Period”) the terms of an agreement under which Seller may obtain such rights from Purchaser. During the Response Period and the Discussion Period (if applicable), Purchaser may not discuss with any Third Party such an opportunity. After expiration of (i) the Response Period, if Seller does not so notify Purchaser of its interest in such opportunity within such time period, or (ii) the Discussion Period, if Seller did so notify Purchaser of its interest in such opportunity within the Response Period but the parties do not execute such an agreement notwithstanding such negotiation in good faith, Purchaser may, during the [*] period after the expiration of (A) the Response Period, if no Discussion Period occurs thereafter, or (B) the Discussion Period, if the parties enter into discussions after the Response Period, offer to Third Parties the opportunity to develop and commercialize such P2Y12 Receptor Antagonist Product(s) and execute a definitive agreement with a Third Party; provided, however, that [*] any [*] that [*] to such [*], unless [*] and [*] that the [*] is [*] the [*] with [*] by [*]. If, at any time after such [*] period Purchaser decides to discuss with one or more Third Parties the terms under which such Third Party, either alone or together with Purchaser or Purchaser’s Affiliate, shall develop and commercialize one or more P2Y12 Receptor Antagonist Products, then [*] with the [*], provided that Purchaser may in its sole discretion [*] of [*] of such [*], in which case the parties shall [*] with the [*] promptly after [*]. For clarity, if Purchaser has not provided to Seller a Notice of Opportunity that [*] to develop and/or commercialize P2Y12 Receptor Antagonist Products, the Purchaser may not [*] unless and until it complies with this Section 1.4 [*].

4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.5 Liabilities to be Assumed. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Purchaser shall assume and agree to perform and discharge Seller’s Liability arising on and after the Closing Date (i) with respect to the Purchased Assets and (ii) under and pursuant to the Assumed Contracts; provided, however, that as to any Purchased Assets or Assumed Contracts that are transferred to Purchaser after the Closing Date, as provided in this Agreement, Purchaser shall assume, perform and discharge Seller’s Liability arising on or after the date upon which such transfer is effected.

1.6 Liabilities Not to be Assumed. Except as specifically set forth in Section 1.5, on the Closing Date, Purchaser is not assuming any other Liabilities or Contracts of Seller (“Excluded Liabilities and Contracts”), and all such Liabilities and Contracts shall be and remain the responsibility of Seller.

1.7 Purchase Price; Cash Payments.

(a) Stock. At the Closing, Purchaser and Seller shall enter into the Stock Purchase Agreement providing for the issuance to Seller of one million (1,000,000) shares of Purchaser’s Series A Preferred Stock in substantially the form attached hereto as Exhibit D.

(b) Royalty Payments.

(i) In addition to the consideration to be provided by Purchaser under Section 1.7(a), Purchaser shall pay to Seller a royalty on Net Sales by Purchaser, its Affiliates or sublicenses as set forth in Section 1.7(b)(ii) from the sale of those P2Y12 Receptor Antagonist Products either (A) the [*], or (B) that are [*] or [*] to the P2Y12 Receptor Antagonist Program and [*] by Purchaser, its Affiliate or sublicensee [*] the Effective Date.

(ii) Subject to Section 1.7(b)(iii), Purchaser shall pay Seller (by wire transfer to a bank account specified in writing by Purchaser) an amount equal to [*] percent ([*]%) of the portion of annual aggregate Net Sales of each P2Y12 Receptor Antagonist Product that are equal to or less than $[*], and (ii) [*] percent ([*]%) of the portion of annual aggregate Net Sales of each P2Y12 Receptor Antagonist Product that are greater than $[*]. Such royalty shall be due commencing upon Commercial Launch and ending upon the later to occur of (A) the expiration of the last Valid Claim covering the manufacture, use or sale of such P2Y12 Receptor Antagonist Product or (B) ten (10) years following Commercial Launch of such P2Y12 Receptor Antagonist Product. Royalties due pursuant to this Section 1.7(b) shall be paid on a quarterly basis within [*] after the end of the calendar quarter in which the relevant Net Sales occurred. After launch of P2Y12 Receptor Antagonist Products, if [*], Purchaser shall [*] of P2Y12 Receptor Antagonist Products during a given calendar quarter, and [*] pursuant to this Section 1.7(b) with respect thereto, within [*] after the end of each calendar quarter, as well as [*] during the [*] commencing upon the [*] following that for which [*] of Net Sales was [*].

(iii) On or after the [*] anniversary of the Closing Date, Purchaser may elect by written notice to Seller to obtain the right to modify the royalty due under Section 1.7(b) with respect to Net Sales by Purchaser’s licensees of P2Y12 Receptor Antagonist Products within [*] after a Modification Date. If Purchaser makes such election, it shall [*] within [*]

5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

after providing such election notice [*] (or, in the event of changes in the [*] by reason of [*] or [*], or the like, the [*] would have [*] been [*]). When Purchaser first becomes obligated to pay to Seller royalties pursuant to this Section 1.7(b), it shall notify Seller in writing [*] pursuant to this Agreement whether Purchaser shall continue to pay royalties in the amounts that are due pursuant to Section 1.7(b)(ii) on all Net Sales, or whether it elects to adjust the royalties due to Seller with respect to Net Sales by Purchaser’s licensees [*] to [*] of any [*] P2Y12 Receptor Antagonist Products [*] by Purchaser with respect to [*], rather than the royalty set forth in Section 1.7(b)(ii) on such Net Sales; provided, however, that in no event shall the foregoing [*] applicable to [*] to [*] of Net Sales.

(c) Cash Payment. Within [*] after the Effective Date, Purchaser shall pay to Seller $249,000 (by wire transfer to a bank account specified in writing by Purchaser). Such amount is [*] to the [*] and [*] incurred by Seller [*].

(d) Purchase Price. The Stock to be issued pursuant to Section 1.7(a), the Royalty Payments due to Seller pursuant to Section 1.7(b), and the cash payment due pursuant to Section 1.7(e) shall together be the “Purchase Price.”

(e) Allocation of Purchase Price. Promptly following the Effective Date, Purchaser and Seller shall in good faith determine the appropriate allocation of the Purchase Price among the Purchased Assets which shall be attached hereto as Exhibit F. The parties shall use commercially reasonable efforts to minimize the amount of sales or use taxes arising from the purchase of the Purchased Assets by Purchaser. The allocation prescribed by such exhibit shall [*] Seller and Purchaser [*], and Seller and Purchaser shall file Tax Returns or other documents with any Governmental Body that are consistent with such allocation; provided, however that if the U.S. Securities and Exchange Commission (“SEC”) disagrees with such allocation, then Purchaser may alter such allocation to conform with SEC requirements.

(f) Sale and Use Taxes. [*] shall bear and pay any sales taxes or use taxes that may become payable in connection with the sale of the Purchased Assets to the Purchaser.

1.8 Other Agreements. At the Closing, Purchaser and Seller shall enter into the Transition Services Agreement, the Sublease Agreement and the Stock Purchase Agreement in substantially the forms attached hereto as Exhibit B, C and D, respectively. The parties shall also provide to each other any other documents reasonably necessary to evidence or effect the transactions contemplated by this Agreement, including patent assignments to be filed with patent authorities with respect to the Assigned Patent Rights and a bill of sale.

1.9 Further Action. If, at any time after the Closing, any further action shall be necessary on the part of either party hereto to effect the intentions of the parties as expressed in this Agreement, as and when requested by a party and at such party’s expense, each such party shall take all such further action as may reasonably be necessary to effect such intentions, including without limitation providing to the other party information relevant to determining the amount of Taxes due with respect to the transactions contemplated in this Agreement.

6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.10 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California on November 7, 2003 (the “Scheduled Closing Time”) (or at such other place as Purchaser and Seller shall designate), at 9:00 a.m. (California time). For purposes of this Agreement, “Closing Date” shall mean the time and date as of which the Closing actually takes place.

1.11 FIRPTA Matters. At the Closing, (a) the Seller shall deliver to the Purchaser a statement (in such form as may be reasonably requested by counsel to the Purchaser) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Seller shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

2.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants as follows:

2.1 Due Organization.

(a) Seller is a corporation duly organized under the laws of the State of Delaware, and has all necessary power and authority:

(i) to conduct its business in the manner in which it is currently being conducted; and

(ii) to own and use its assets in the manner in which its assets are currently owned and used.

(b) Seller has never approved, or commenced any proceeding or made any election contemplating, the winding up or cessation of Seller’s business or affairs.

2.2 Title to Assigned Patent Rights and Equipment; Condition of Equipment.

(a) All of the Assigned Patent Rights and Equipment are owned by Seller free and clear of any Encumbrances, and Seller has good, valid and freely transferable title to all Assigned Patent Rights and Equipment and is the sole owner of all Equipment, except for such Encumbrances that do not have a Transferring R&D Material Adverse Effect.

(b) THE TRANSFER OF EQUIPMENT CONTEMPLATED BY THIS AGREEMENT SHALL BE “AS IS,” BASED ON THE CONDITION OF THE EQUIPMENT AT THE TIME OF TRANSFER, AND SELLER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE EQUIPMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS TRANSFER IS SUBJECT TO THE FURTHER DISCLAIMERS INCLUDED IN SCHEDULE 2.

(c) All documents and instruments necessary to perfect the rights of the Seller in the Assigned Patent Rights and Equipment have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body.

(d) Each Person who became an employee or independent contractor of the Seller during the period between [*] and the Effective Date and who is or was involved in the creation or development of any inventions claimed by the Assigned Patent Rights has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Seller and confidentiality provisions protecting the Assigned Patent Rights.

(e) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, after [*] to develop or create, in whole or in part, any Assigned Patent Rights.

2.3 Proprietary Assets.

(a) Part 1.1(a) of the Disclosure Schedule identifies all of the Purchased Proprietary Assets. To the Knowledge of Seller, there are no defects in the filing or prosecution of the Assigned Patent Rights that could reasonably be expected to cause either the invalidity of any patent that may issue from the Assigned Patent Rights or cause a patent not to issue from the Assigned Patent Rights.

(b) To the Knowledge of Seller, Seller is not obligated to make any payment to any Person for the use or other exploitation of any of the Purchased Proprietary Assets or Know-How.

(c) Since [*], Seller has taken commercially reasonable measures and precautions, consistent with its customary practices, appropriate to protect and maintain the confidentiality and secrecy of all Purchased Proprietary Assets and Know-How (except to the extent that public disclosure was necessary as part of the process of filing patent applications for Purchased Proprietary Assets whose value would be unimpaired by public disclosure); provided that [*] the confidentiality or secrecy of any Purchased Proprietary Assets or Know-How shall [*] such commercially reasonable efforts to the extent that [*] any Person either (i) who was an employee of Seller prior to the Effective Date and who, on or after the Effective Date, becomes a director, officer, employee or consultant of Purchaser, or (ii) who [*] of Seller described in (i), even if [*] Purchaser.

(d) All patents or patent applications that are filed or registered with any Governmental Body and held by Seller and included within the Purchased Proprietary Assets are subsisting and to the Knowledge of Seller are valid and, as to issued patents only, enforceable.

(e) Part 2.3 of the Disclosure Schedule accurately identifies each filing, payment, and action that, as of the Effective Date, must be made or taken on or before the date

8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

that is [*] after the Effective Date in order to maintain each such item of the Assigned Patent Rights in full force and effect.

(f) To the Knowledge of Seller, no interference, opposition, reissue, reexamination or other Proceeding of any nature is or has been pending or threatened in which the scope, validity or enforceability of any the Assigned Patent Rights is being, has been or could reasonably be expected to be contested or challenged.

(g) To the Knowledge of Seller, Seller’s use immediately prior to the Effective Date of the Purchased Proprietary Assets does not infringe or constitute a misappropriation of any Proprietary Asset owned or used by any other Person. To the Knowledge of Seller, since [*], Seller has not received any written notice from any Person of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by such Person. To the Knowledge of Seller, no other Person is infringing, misappropriating or making any unlawful use of any Purchased Proprietary Asset or Know-How.

(h) To Seller’s Knowledge, the Purchased Proprietary Assets and Know-How constitute all of the Proprietary Assets of Seller that are necessary to enable Purchaser to develop P2Y12 Receptor Antagonist Products and to conduct the P2Y12 Receptor Antagonist Program and the Platelet Research Program as such are being developed or conducted immediately prior to the Effective Date. Since [*], Seller has not licensed any of Purchased Proprietary Assets or Know-How to any Person and has not granted any right or option to obtain any right to any Third Party in or to the Purchased Proprietary Assets or Know-How. Since [*], Seller has not entered into any covenant not to compete or Contract restricting its right to use or practice any of the Purchased Proprietary Assets or Know-How as used or practiced by Seller immediately prior to the Effective Date. To the Knowledge of Seller, no such licenses, covenants or other rights or restrictions were granted prior to [*].

(i) To the Knowledge of Seller, neither the execution, delivery or performance of any of the Transactional Agreements nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Purchased Proprietary Asset; (ii) a breach of any Contract; (iii) the release, disclosure or delivery of any Purchased Proprietary Asset by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Purchased Proprietary Asset.

2.4 Contracts.

(a) Part 1.1(c) of the Disclosure Schedule identifies each Assumed Contract. The Seller has delivered to the Purchaser accurate and complete copies of all Contracts identified in Part 1.1(c) of the Disclosure Schedule, including all amendments thereto. Each Assumed Contract is valid and in full force and effect.

9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) To the Knowledge of Seller, except as set forth in Part 2.4 of the Disclosure Schedule: (i) no Person has violated or breached, or declared or committed any default under, any Assumed Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Assumed Contract, (B) give any Person the right to declare a default or exercise any remedy under any Assumed Contract, (C) give any Person the right to accelerate the maturity or performance of any Assumed Contract, or (D) give any Person the right to cancel, terminate or modify any Assumed Contract; (iii) the Seller has not received any written notice regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed Contract; and (iv) the Seller has not waived any right under any Assumed Contract; except where such circumstance does not or would not reasonably be expected to have a Transferring R&D Material Adverse Effect.

(c) Since [*], Seller has not waived any of its rights under any of the Assumed Contracts.

(d) No Person is renegotiating with Seller any amount paid or payable to the Seller under any Assumed Contract or any other term or provision of any Assumed Contract.

(e) To the Knowledge of Seller, there is no basis upon which any party to any Assumed Contract may object to (i) the assignment to the Purchaser of any right under such Assumed Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Assumed Contract, except for restrictions on assignment or delegation expressly set forth in any such Assumed Contract.

(f) The Assumed Contracts collectively constitute all of the contracts [*] the P2Y12 Receptor Antagonist Program and the Platelet Research Program [*], and, to the Knowledge of Seller, other than any contracts [*] to the [*] in the Purchased Assets, and in [*], collectively constitute all of the contracts (other than any contracts [*] to the [*] in the Purchased Assets) necessary to enable Seller to conduct the P2Y12 Receptor Antagonist Program and the Platelet Research Program [*].

2.5 Proceedings; Orders.

(a) There is no pending Proceeding, and to the Knowledge of Seller, no Person has threatened by written notice to commence any Proceeding:

(i) that involves Seller and that might reasonably be expected to have a Transferring R&D Material Adverse Effect; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

To the Knowledge of Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) There is no Order to which Seller or any of the Purchased Assets are subject.

2.6 Authority; Binding Nature of Agreements.

(a) Seller has the right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or becomes a party.

(b) The execution, delivery and performance by Seller of the Transactional Agreement to which it is or may become a party have been duly authorized by all necessary action on the part of Seller and its Board of Directors and stockholders.

(c) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d) Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

2.7 Non-Contravention; Consents. Except as set forth in Part 2.7 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller’s Certificate of Incorporation or bylaws, or (ii) any resolution adopted by Seller’s Board of Directors (or any committee thereof) or stockholders;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, or any of the assets owned or used by Seller, is subject;

(c) except where such circumstance does not or would not have a Transferring R&D Material Adverse Effect, give any Person the right to (i) decline a default or exercise any remedy under any Assumed Contract, (ii) accelerate the maturity or performance of any Assumed Contract or (iii) cancel, terminate or modify any Assumed Contract; or

(d) except where such circumstance does not or would not have a Transferring R&D Material Adverse Effect, result in the imposition or creation of any Encumbrance upon or with respect to the Purchased Assets.

Seller was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the

11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Transactional Agreements or the consummation or performance of any of the Transactions, except where such failure to file, give notice or obtain consent does not or would not have a Transferring R&D Material Adverse Effect.

2.8 Brokers. Seller has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.9 Full Disclosure.

(a) No representation or warranty of Seller in the Transactional Agreements and no information in the Disclosure Schedule with respect to Seller or the Purchased Assets or Know-How fails or will fail to state any material fact necessary in order to make the representations, warranties and information of or with respect to Seller or the Purchased Assets or Know-How contained herein and therein (in the light of circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b) Seller has provided Purchaser and Purchaser’s Representatives with full and complete access to all of Seller’s material records, documents and data with respect to the Purchased Assets including, without limitation, all records, documents or other data requested in writing by Purchaser as part its of its pre-acquisition review and diligence.

2.10 No Debarment. Seller hereby certifies that (i) it has not been debarred, (ii) has not been convicted of a crime which could lead to debarment and (iii) to its Knowledge, it has not utilized the services of any individual or entity in the performance of services in connection with the P2Y12 Receptor Antagonist Program or the Platelet Research Program that has been debarred or that has been convicted of a crime which could lead to debarment under the Generic Drug Enforcement Act of 1992, 21 United States Code §306(a) and (b), as amended.

2.11 Environmental Matters. Except as set forth in Part 2.11 of the Disclosure Schedule, the Seller represents and warrants as follows:

(a) To the Knowledge of Seller, the Seller is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called “superfund” or “superlien” law or similar Legal Requirement, at or with respect to the site located at 250, 256, 260 and 270 East Grand Avenue in South San Francisco, California (the “Property”).

(b) Since [*], the Seller has not received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material at the Property. No Person has commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and,

12.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to the Knowledge of Seller, no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability.

(c) Since [*], the Seller has not generated, transported, imported, used, treated, processed, handled, stored, discharged, manufactured, produced, released or disposed of any Hazardous Material at the Property except in material conformance with all applicable Environmental Laws, and the Property, including all surface water, groundwater, and soil on, in or under the Property is free of any Hazardous Material and any harmful chemical or physical conditions in amounts that could result in the imposition of any liability on the Seller under any Environmental Law.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants as follows:

3.1 Due Organization.

(a) Purchaser is a corporation duly organized under the laws of the State of Delaware, and has all necessary power and authority:

(i) to conduct its business in the manner in which it is currently being conducted; and

(ii) to own and use its assets in the manner in which its assets are currently owned and used.

(b) Purchaser has never approved, or commenced any proceeding or made any election contemplating, the winding up or cessation of Purchaser’s business or affairs.

3.2 Authority; Binding Nature of Agreement.

(a) Purchaser has the corporate right, power and authority to enter into and perform its obligations under each of the Transactional Agreements to which it is or becomes a party.

(b) The execution, delivery and performance of the Transactional Agreements to which it is or becomes a party by Purchaser have been duly authorized by all necessary action on the part of Purchaser and its Board of Directors.

(c) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtor, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d) Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Purchaser is a party will

13.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

constitute the legal, valid and binding obligation of the Purchaser and will be enforceable against the Purchaser in accordance with its terms.

3.3 Non-Contravention; Consents. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of Purchaser’s Certificate of Incorporation or bylaws or (ii) any resolution adopted by Purchaser’s Board of Directors (or any committee thereof) or stockholders; or

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Purchaser or any of the assets owned or used by Purchaser is subject.

Purchaser was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

3.4 Proceedings; Orders.

(a) There is no pending Proceeding, and to the Knowledge of Purchaser, Purchaser has not received written notice or other communication threatening to commence any Proceeding:

(i) that involves Purchaser or that otherwise relates to or might affect the Transactional Agreements or the ability of Purchaser to perform the Transactions; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

To the Knowledge of Purchaser, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There is no Order to which Purchaser, or any of the assets owned or used by Seller, is subject.

3.5 Brokers. Purchaser has not agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

14.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.6 Series A Equity Financing. The Purchaser will receive, contemporaneously with the Closing, net proceeds of at least [*] dollars ($[*]) for the issuance and sale of [*] ([*]) shares of its Series A Convertible Preferred Stock.

3.7 Files and Records. To Purchaser’s Knowledge, the Files and Records [*] in the course of [*] the P2Y12 Receptor Antagonist Program or the Platelet Research Program [*] the Effective Date.

4.	INDEMNIFICATION, ETC.

4.1 Survival of Representations.

(a) The representations and warranties made by Seller in this Agreement (including without limitation the representations and warranties set forth in Section 2) shall survive the Closing and shall expire either [*] after the Closing Date or, solely for representations set forth in Sections 2.2 and 2.3, [*] after the Closing Date (the “Expiration Date” for such representation and warranty) and any Liability of Seller (for indemnification or otherwise) with respect to such representations and warranties shall thereupon cease; provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to Seller a written notice alleging the existence of an inaccuracy in or other Breach of any of such representations and warranties and asserting a claim for recovery under Section 4.2 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

(b) The representations and warranties made by Purchaser in this Agreement (including without limitation the representations and warranties set forth in Section 3) shall survive the Closing and shall expire [*] after the Closing Date, and any Liability of Purchaser (for indemnification or otherwise) with respect to such representations and warranties shall thereupon cease; provided, however, that if, at any time prior to the Expiration Date, any Seller Indemnitee (acting in good faith) delivers to Purchaser a written notice alleging the existence of an inaccuracy in or other Breach of any of such representations and warranties and asserting a claim for recovery under Section 4.4 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

4.2 Indemnification by Seller. Subject to Section 4.3 and 4.6, from and after the Closing Date, Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall reimburse each of the Purchaser Indemnitees for, any Damages which are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of:

15.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) Any Breach of any representation or warranty made by Seller in Section 2 of this Agreement;

(b) Seller’s use of the Purchased Assets or its employment of the Employees who accept employment with Purchaser, in each case prior to the Closing Date;

(c) Any Breach of any covenant or obligation of Seller in this Agreement or in any certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

(d) Any noncompliance with applicable bulk sales or fraudulent transfer Legal Requirements in connection with the Transactions;

(e) Seller’s failure to deliver any necessary conveyance instrument or any other certificate to be delivered by Seller in connection with this Agreement; or

(f) Any Excluded Liabilities and Contracts.

4.3 Limitations. Except with respect to claims based on actual fraud or injunctive or any similar equitable relief that may be available to Purchaser, the rights of the Purchaser Indemnitees under Section 4.2 shall be the sole and exclusive remedies of the Purchaser Indemnitees with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform Seller’s obligations under this Agreement. Without limiting the generality of the foregoing, in no event shall Purchaser, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

(a) Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

(i) the aggregate liability of Seller for the sum of all Damages under Sections 4.2(a) and (b) shall not exceed $[*];

(ii) Seller shall not be obligated to pay Purchaser Indemnitees indemnification for any Damages that exceed in aggregate $[*], and the sole remedy of the Purchaser Indemnitees for Damages to which they are otherwise entitled to indemnification under Section 4.2 that exceed in aggregate $[*] and that are within the limit described in Section 4.3(a)(i) shall be to offset the amount of such Damages against payments that may become due and payable under Section 1.7(b);

(iii) no individual claim or series of related claims for indemnification under Sections 4.2(a) or (b) shall be valid or assertable unless it is (or they are) for an amount in excess of $[*];

(iv) the Seller shall be liable under Section 4.2(a) only if the aggregate Damages under Section 4.2(a) exceed $[*] (it being understood that, if such condition is satisfied, Seller shall be liable for all such Damages, without regard to such threshold, but subject to other limitations in this Section 4); and

16.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) the Seller shall only be liable under Section 4.2(a) with respect to any claims that are properly asserted in writing pursuant to Section 4.1(a) prior to the [*] anniversary of the Closing Date or, if later, the Expiration Date for the relevant representation and warranty.

(b) In no event shall the Seller be responsible and liable for any Damages or other amounts under Section 4.2 that are [*], or special or punitive damages. Each of the Purchaser Indemnitees shall use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is claimed under Section 4.2.

(c) The Purchaser agrees that to the extent [*] in this Agreement is, [*], on or prior to the Closing Date, [*], the Purchaser Indemnitees [*].

4.4 Indemnification by Purchaser. Subject to Sections 4.5 and 4.6, Purchaser shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall reimburse each of the Seller Indemnitees for, any Damages which are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of:

(a) Any Breach of any representation or warranty made by Purchaser in Section 3 of this Agreement;

(b) Any Breach of any covenant or obligation by Purchaser in this Agreement or in any certificate, covenant, writing or instrument delivered by Purchase pursuant to this Agreement;

(c) The [*] or other [*] or the [*] after the [*];

(d) Any Liabilities assumed by Purchaser pursuant to Section 1.5 of this Agreement;

(e) [*] and [*] from [*] the Purchased Assets pursuant to this Agreement, regardless of [*] of the [*] among the [*] pursuant to Section [*]; or

(f) The [*] and [*] of the [*] described in Section [*] of this Agreement.

4.5 Limitations.

(a) Except with respect to claims based on actual fraud, or injunctive or similar equitable relief that may be available to Seller, the rights of the Seller Indemnitees under Section 4.4 shall be the sole and exclusive remedies of Seller Indemnities with respect to claims resulting from any misrepresentation, breach of warranty or failure to perform Purchaser’s obligations under this Agreement. Without limiting the generality of the foregoing, in no event shall Seller, its successors or permitted assigns be entitled claim or seek rescission of the transactions consummated under this Agreement.

17.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) In no event shall the Seller be responsible and liable for any Damages or other amounts under Section 4.4 that are [*], or [*]. Each of the Seller Indemnitees shall use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is claimed under Section 4.4.

(c) The Purchaser shall only be liable under Section 4.4(a) with respect to any claims that are properly asserted in writing pursuant to Section 4.1(a) prior to the [*] anniversary of the Closing Date.

4.6 Indemnification Procedures; Defense of Third Party Claims. Promptly after receipt by an Indemnitee under Section 4.2 or 4.4 of notice of any Third Party Claim or the commencement of any Proceeding against it, such Indemnitee will, if such claim is to be made against an Indemnitee under such Section, give Claim Notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnitee (except to the extent that such failure materially prejudices the defense of such claim or Proceeding). The indemnifying party shall have the right, at its election and by written notice to the Indemnitee within [*] after it receives a Claim Notice to conduct and control the defense of such claim or Proceeding. If the indemnifying party makes such election:

(a) Indemnitee shall make available to the indemnifying party any non-privileged documents and materials in possession of Indemnitee that may be necessary to the defense of such claim or Proceeding;

(b) The indemnifying party shall keep Indemnitee informed of all material developments and events relating to such claim or Proceeding;

(c) The indemnifying party shall have the right to participate in the defense of such claim or Proceeding; and

(d) The indemnifying party shall not settle, adjust or compromise such claim or Proceeding without prior written consent of Indemnitee not to be unreasonably withheld.

If the indemnifying party does not so elect, then with respect to any such claim brought against an Indemnitee:

(e) The indemnifying party shall make available to the Indemnitee any non-privileged documents and materials in its possession that may be necessary or useful to the defense of such claim or Proceeding;

(f) The indemnifying party shall have the right to participate in the defense of such claim or Proceeding at its own expense;

(g) The Indemnitee shall keep the indemnifying party informed of all material developments and events relating to such claim or Proceeding and, if requested by the indemnifying party, shall confer with the indemnifying party regarding defense strategy; and

18.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h) The Indemnitee shall not settle, adjust or compromise such claim or Proceeding in a manner that may reasonably give rise to any liability of the indemnifying party (including by reasons of claims that may be asserted under this Section 4) without the prior written consent of the indemnifying party (not to be unreasonably withheld).

4.7 Excluded Agreements. This Section 4 shall not apply to any alleged breach by Purchaser or Seller of the Transition Services Agreement or the Sublease Agreement. In the event of any such alleged breach, the non-breaching party shall retain all available remedies under contract or other applicable law, but excluding this Section 4.

4.8 Other Claims. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by Claim Notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

4.9 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as [*].

4.10 Acknowledgement by Purchaser; Disclaimer. The Purchaser acknowledges that it has conducted to its satisfaction an independent investigation and verification of the Purchased Assets and, in making its determination to proceed with the transactions contemplated by this Agreement, the Purchaser has relied on the results of its own independent investigation and verification and the representations and warranties of the Seller expressly and specifically set forth in Section 2 of this Agreement, including the Disclosure Schedule. THE REPRESENTATIONS AND WARRANTIES BY THE PARTIES CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE PARTIES TO EACH OTHER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY ARE SPECIFICALLY DISCLAIMED BY THE OTHER PARTY. EACH PARTY ALSO ACKNOWLEDGES THAT ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (SUBJECT TO SECTION 4.7) IS TO ASSERT THE RIGHTS OF SUCH PARTY PURSUANT TO SECTION 4.

5.	POST-CLOSING COVENANTS

5.1 Additional Support by Seller. Seller shall provide to Purchaser certain transitional services as set forth in the Transition Services Agreement. To the extent that Purchaser discovers any other information, materials or equipment after the Closing that is reasonably necessary for its conduct of the P2Y12 Receptor Antagonist Program or the Platelet Research Program [*], and that is in the possession of Seller, then Purchaser shall so notify Seller and Seller shall effect a transfer of such information, materials or equipment [*], to the [*] and such transfer [*]. For clarity, this Section 5.1 shall [*] or [*] to any [*] or other [*].

5.2 Additional Support by Purchaser. Seller may, at any time and from time to time during the [*] period following the Effective Date, propose by written notice to discuss with

19.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Purchaser the terms pursuant to which [*] with respect to [*] to develop and commercialize [*]. Following Purchaser’s receipt of any notice from Seller pursuant to this Section 5.2, the parties shall [*] to which [*]; provided, however, that in no event [*] or [*] to provide [*].

5.3 Seller’s Audit Rights. Purchaser shall keep accurate books and accounts of record in connection with its P2Y12 Receptor Antagonist Product sales in sufficient detail to permit accurate determination of all figures necessary for verification of its payment obligations set forth in Section 1.7(b). Such records shall be maintained for a period of [*] from the end of each year in which sales occurred. Seller, at its expense, through a nationally recognized certified public accountant reasonably acceptable to the Purchaser, shall have the right to access such books and records for the sole purpose of verifying payments to Seller; such access shall be conducted after reasonable prior notice by the Seller to Purchaser during the Purchaser’s ordinary business hours and shall not be more frequent than once during each calendar year. Said accountant shall execute a confidentiality agreement with the Purchaser in customary form and shall not disclose to Seller or any other party any information except that which should properly be contained in a royalty report required under this Agreement. If such accounting determines that the Purchaser paid Seller less than the amount properly due in respect of any quarter, then the Purchaser will reimburse Seller such amount, and if the amount underpaid exceeds [*] percent ([*]%) of the amount actually due, the Purchaser will also reimburse Seller for the costs of such accounting (including the fees and expenses of the certified public accountant). In the event such accounting determines that the Purchaser paid Seller more than the amount properly due in respect of any quarter, then any excess payments made by Seller shall be credited against future amounts due to Seller from Purchaser, or if no such future amounts are due to Seller, then Seller shall reimburse Purchaser for any overpayment by Purchaser.

5.4 Employee Matters.

(a) The Seller shall be responsible for providing any notice of layoff or plant closing, as may be required pursuant to WARN or any similar state Legal Requirement and any applicable state or local plant closing notification statute, with respect to employees of Seller located at Seller’s South San Francisco site who are not employed by the Purchaser as of the Closing Date, and shall maintain such employees on Seller’s payroll for any period of notice required by WARN or any similar state Legal Requirement and any applicable state or local plant closing notification statute.

(b) Following the Closing, the Seller shall provide healthcare continuation coverage, under COBRA or similar state statute, to all current and former employees of the Seller located at Seller’s South San Francisco site (including all employees of the Seller who are not hired by Purchasers) who are or become qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code) with respect to the Seller Employee Plans as well as make available to, and to the extent elected, provide continuation coverage to, all M&A qualified beneficiaries (as defined by Treasury Regulation Section 54.4980B-9, Q&A-4). The Purchaser shall provide healthcare continuation coverage, under COBRA or similar state statute, to all Employees Purchaser hires as of the Closing Date who become qualified beneficiaries with respect to the Purchaser’s employee benefit plans.

20.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.5 Restriction. Until the [*] anniversary of the Closing Date, neither Purchaser nor its Affiliates may, directly or indirectly, [*] or [*] in the [*]. For avoidance of doubt, and notwithstanding the foregoing, Purchaser and its Affiliates may [*] known as [*] in connection with developing P2Y12 Receptor Antagonist Products or products arising out of the Platelet Research Program (for example and without limitation, [*] for such a product or to study the [*] such a product), but Purchaser and its Affiliates may [*] with respect to, or [*], the [*] or [*].

5.6 Retention of Records. Except as otherwise required by law or agreed to in writing by the parties, each party shall (and shall cause its Affiliates to) use reasonable efforts to preserve all laboratory notebooks included in the Files and Records or other laboratory notebooks to which they each may have access under Section 5.9 in its possession until [*]. Notwithstanding the foregoing, in lieu of retaining specific laboratory notebook, any party may offer in writing to the other party to deliver such laboratory notebook to the other party and, if such offer is not accepted within [*], the offered laboratory notebook may be disposed of at any time. The parties shall each retain such other records relating to the Purchased Assets or Employees as required by law.

5.7 Acknowledgement. Although Purchaser is acquiring from Seller patent rights only to the extent included in the Assigned Patent Rights, Seller acknowledges that Purchaser may, in its discretion, elect to file patent applications and patents claiming other aspects of the Purchased Proprietary Assets, and that Purchaser shall, as between the parties, own any such patent applications and patents.

5.8 Transfer of Patent Files and Access to Related Files. Within [*] after the Closing Date the Seller shall provide to the Purchaser complete and accurate copies of all applications, correspondence files within its possession and kept in the ordinary course of business and other material documents related to each such item of the Assigned Patent Rights. If Purchaser so requests after the Effective Date, Seller shall provide to Purchaser reasonable access to Seller’s records relating to the assignment by inventors of the inventions claimed in the Assigned Patent Rights to Seller (or its predecessor-in-interest, COR Therapeutics, Inc.), and Purchaser may retain copies of any such records for its legal archives.

5.9 Transfer of Files and Records; Transfer of Grant.

(a) To the extent not transferred to Purchaser on the Closing Date, the parties shall cooperate and transfer the Files and Records to Purchaser within [*] after the Closing Date. Before transferring the electronic data that is part of the Files and Records, Purchaser will move such data to a central location (the [*] on the [*] the Seller network). For clarity, data associated with the following projects will not be transferred to Purchaser: [*] or [*].

(b) Seller may [*] and [*] and [*] the Files and Records that [*] to the [*] and/or the [*], and may [*] and [*] Files and Records [*] (which [*], and shall be [*]).

(c) If Seller requires access to certain portions of the Files and Records for legal purposes; regulatory purposes; or for the purpose of [*] or [*] other than [*] or [*] (collectively, the “Seller Purposes”); then upon Seller’s written request, Purchaser [*] for such

21.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Seller Purposes [*] and at [*]. Seller may [*] and [*] the Files and Records and [*] the Seller Purposes. Any such [*] shall be [*].

(d) If (i) the U.S. Food and Drug Administration, or equivalent regulatory authority outside the U.S. (each, a “Regulatory Authority”), requires access to certain portions of the Files and Records or Related Files and Records (other than clinical trial data contained in such Related Files and Records) for legal or regulatory purposes of the party that does not own such items, or (ii) either party requires access to certain portions of the Files and Records or Related Files and Records for other legal or regulatory purposes of the party that does not own such items, including without limitation for making patent-related submissions, then, in either of (i) or (ii), Seller or Purchaser (as applicable), shall cooperate with such Regulatory Authority or the other party and make such portions available to the Regulatory Authority or the other party solely for such purpose on a temporary basis at a reasonable time and at Seller’s or Purchaser’s facilities.

(e) The parties shall cooperate and work together to ensure that the attorney-client privilege is preserved with respect to any documents in the Files and Records, in each case that are subject to such privilege (and any other documents, information, or materials that are subject to such privilege and may be transferred from or disclosed by one party to the other under this Agreement). In addition, the parties acknowledge and agree that any discovery by or disclosure to Purchaser of documents, information, or materials that are not related to the Purchased Assets is inadvertent.

(f) Promptly after the Closing Date, the parties shall use commercially reasonable efforts to transfer to Purchaser all of Seller’s rights under the grant awarded to Seller under the [*] entitled “[*]” (the “[*]”). If the parties effect such transfer, then Purchaser shall be entitled to [*] after the Closing Date pursuant to the [*] and to continue to [*], and Seller shall remit to Purchaser [*] pursuant to the [*].

5.10 Transfer of Materials to Millennium. Within [*] after the Effective Date, Purchaser shall transfer to Seller a reasonable amount of its then-existing supply of those items set forth on Part 1.1(d) of the Disclosure Schedule that are marked with an asterisk. From time to time thereafter, during the [*] following the Effective Date, upon Seller’s request Purchaser shall transfer to Seller [*] of Purchaser’s [*], or [*] other materials set forth on Part 1.1(d) other than the compounds set forth on the first page of Part 1.1(d) or the compounds in the compound library set forth therein.

5.11 Sharing of Seller’s Rights under Certain Agreements. After the Effective Date, the parties shall use commercially reasonable efforts to contact the following Third Parties with which Seller has an agreement under which Purchaser desires to assume a portion of Seller’s rights: [*]. Seller and Purchaser shall discuss with each such Third Party the terms under which Purchaser may share Seller’s rights under such agreement (for example, to assume [*] under which Seller has [*]), on terms comparable to those available to Seller at such time; provided, however, that Purchaser recognizes that Seller cannot guarantee that such Third Party will agree to allow Purchaser to share Seller’s rights under such agreement.

22.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.	CONFIDENTIALITY

6.1 Confidential Information. Each party receiving Confidential Information (the “Receiving Party”) shall maintain in confidence all such Confidential Information disclosed by the other party (the “Disclosing Party”), and shall not use, disclose or grant the use of the Confidential Information for any purpose other than those permitted hereunder, except on a need-to-know basis to its Affiliates’ and actual or potential business or sublicensees, directors, officers, employees, agents, consultants, clinical investigators, contractors, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party’s activities in connection with its performance under and exercise of rights expressly provided in this Agreement. The foregoing obligations shall apply for [*] after the Effective Date, except that Seller’s obligations under this Section 6 with respect to any Confidential Information relating to the P2Y12 Receptor Antagonist Program or the Platelet Research Program shall continue for [*] after the Effective Date. To the extent that disclosure is authorized by this Agreement, prior to disclosure, a party hereto shall obtain agreement of any such person to hold in confidence and not make use of the Confidential Information of the other party for any purpose other than those permitted by this Agreement.

6.2 Permitted Disclosures. The confidentiality obligations contained in this Section 6 shall not apply to the extent that the receiving party (the “Recipient”) is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and reasonable opportunity to object to any such disclosure or to request confidential treatment thereof, and shall use reasonable efforts to secure confidential treatment of or a protective order for the information so required to be disclosed. Additionally, notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, shareholder or other agent of any party to this Agreement) may disclose to any and all persons, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure (except to the extent that nondisclosure of such matters is reasonably necessary for either party to comply with applicable securities laws).

6.3 Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the

23.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

7.	MISCELLANEOUS PROVISIONS

7.1 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

7.2 Payment of all Federal and State Taxes due on Sale of Purchased Assets. Purchaser shall pay in a timely manner all Taxes resulting from the sale of the Purchased Assets pursuant to this Agreement, excluding any Tax payable on the gross revenue or income of Seller.

7.3 Bulk Sales Waiver. Purchaser hereby waives compliance by Seller with any applicable bulk sales Legal Requirements in connection with the Transactions.

7.4 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of:

(a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and

(b) the consummation and performance of the Transactions.

Notwithstanding the preceding sentence, the parties shall share any fee for filing or effecting a transfer of a Governmental Authorization that is imposed by a Governmental Body.

7.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by fax) to the address or fax number set forth beneath the name of such party below (or to such other address or fax number as such party shall have specified in a written notice given to the other parties hereto):

if to Seller:

Millennium Pharmaceuticals, Inc.

24.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

75 Sidney St.

Cambridge, MA 02139

Attention: Legal Department

Telephone: (617) 679-7000

Facsimile: 617 374 0074

with a copy to:

The Helix Law Group, P.C.

One Broadway

14th Floor

Cambridge, MA 02142

Attention: Joseph L. Faber, Esq.

Telephone: (866) 435-4900 x701

Facsimile: (617) 507-5858

if to Purchaser:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue

South San Francisco, CA 94080

Attention:

Telephone:

Facsimile:

with a copy to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Robert L. Jones, Esq.

Telephone: (650) 843-5034

Facsimile: (650) 849-7400

7.6 Publicity. On and at all times after the Closing Date, except for any press release or publicity approved in advance in writing by Purchaser and Seller, no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of Seller or Purchaser or any of their Representatives. Seller and Purchaser shall continue to keep the existence and terms of this Agreement, the other Transactional Agreements, and any non-public document or other information in their possession strictly confidential; provided, that either party may (i) disclose the terms of this Agreement insofar as required to comply with applicable securities laws or applicable rules of a national securities exchange, provided that in the case of such securities disclosures each party notifies the other reasonably in advance of such disclosure and cooperates to minimize the scope and content of such disclosure, and (ii) disclose

25.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the terms of the Agreement in confidence to each party’s professional advisors, acquirers, or merger candidates, potential licensees or as otherwise permitted pursuant to Section 6.2.

7.7 Time of the Essence. Time is of the essence of this Agreement.

7.8 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

7.10 Governing Law; Dispute Resolution.

(a) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws that would require the application of any other law).

(b) Dispute Resolution. Except with respect to any claim seeking injunctive relief hereunder, in the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement or the rights or obligations of the parties hereunder, the parties will try to settle their differences amicably between themselves as contemplated herein. To the extent not provided for herein, any party may initiate such informal dispute resolution by sending written notice of the dispute to the other party, and within [*] after such notice, the Chief Executive Officer of the Purchaser will meet with the Senior Vice President, Business Development of the Seller, for attempted resolution by good faith negotiations. If such persons are unable to resolve promptly such disputed matter, such dispute shall be finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”), then in force, by one (1) arbitrator appointed in accordance with said rules, provided that the appointed arbitrator shall have appropriate experience in the biopharmaceutical industry. The place of arbitration shall be San Francisco, California if initiated by the Seller, and Boston, Massachusetts, if initiated by the Purchaser. The award rendered shall be final and binding upon all parties participating in such arbitration. The judgment rendered by the arbitrator(s) may, at the arbitrator’s discretion, include costs of arbitration, reasonable attorneys’ fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect any party’s name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. The parties agree to use their good faith efforts to resolve the dispute within [*] of receipt of the original notice of dispute. Notwithstanding the foregoing, any disputes regarding the scope, validity, enforceability or inventorship of any patents or patent applications shall be submitted for final resolution by a court of competent jurisdiction.

26.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.11 Successors and Assigns; Assignment. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 7.11 shall be void.

7.12 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and Seller.

7.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstance other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.15 Parties in Interest. Except for the provisions of Section 4 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

7.16 Independent Contractors. The parties hereto are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturer. Both parties agree that they shall neither have the power or right to bind or obligate the other, nor shall either hold itself out as having such authority.

27.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.17 Entire Agreement. The Transactional Agreements (including all schedules and exhibits attached thereto) set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

7.18 Disclosure Schedule.

(a) The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

(b) The Disclosure Schedule shall be arranged in sections corresponding to the corresponding provision of Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify (i) the corresponding subsection of Section 2 and (ii) other subsections in Section 2 to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure logically relates to such other sections.

(c) The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed or has or would have a Transferring R&D Material Adverse Effect.

7.19 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

28.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The parties hereto have caused this Agreement to be executed and delivered as of November 7, 2003.

“Purchaser”:	PORTOLA PHARMACEUTICALS, INC.

	By:	/s/ Charles Homcy
	Name:	Charles Homcy
	Title:	President & CEO

“Seller”:	MILLENNIUM PHARMACEUTICALS, INC.

	By:	/s/ Mark J. Levin
	Name:	Mark J. Levin
	Title:	Chairperson, President and CEO

29.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBITS

Exhibit A:	Certain Definitions

Exhibit B:	Transition Services Agreement

Exhibit C:	Sublease Agreement

Exhibit D:	Stock Purchase Agreement

Exhibit E:	Employees

Exhibit F:	Allocation of Purchase Price

30.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Affiliate. “Affiliate” shall mean and include any officer or director of Purchaser or Seller or any Person which controls, is controlled by, or is under common control with Purchaser or Seller; except that [*] shall in no event be deemed to be an “Affiliate” of Seller.

Agreement. “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including without limitation the Disclosure Schedule and any other exhibits, schedules or attachments thereto), as it may be amended from time to time.

Assigned Patent Rights. “Assigned Patent Rights” shall have the meaning specified in Section 1.1(a) of the Agreement.

Assumed Contracts. “Assumed Contracts” shall have the meaning specified in Section 1.1(c) of the Agreement.

Breach. There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been any material inaccuracy in or breach of, or any material failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

Claims. “Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature.

Claim Notice. “Claim Notice” shall mean a written notice that contains (i) a description and the amount of any Damages incurred or that may be incurred by the Purchaser Indemnitees or the Seller Indemnitees, (ii) a statement that the Purchaser Indemnitees or the Seller Indemnitees are entitled to indemnification under Section 4.2 or 4.4 and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

Closing. “Closing” shall have the meaning specified in Section 1.10 of the Agreement.

Closing Date. “Closing Date” shall have the meaning specified in Section 1.10 of the Agreement.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Commercial Launch. “Commercial Launch” shall mean, with respect to a P2Y12 Receptor Antagonist Product and a given country, the first sale of such P2Y12 Receptor Antagonist Product to a third party in such country once regulatory approval therefor and therein has been obtained.

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Competing Product. “Competing Product” shall mean any compound that (i) [*] by [*] of the [*] platelets, thereby [*] and (ii) is useful for the treatment, prevention and/or control of [*] and [*] in humans.

Compounds, Supplies and Materials. “Compounds, Supplies and Materials” shall have the meaning specified in Section 1.1(d) of the Agreement.

Confidential Information. “Confidential Information” shall mean, with respect to a party, all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure to such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by persons on behalf of the other party without access to or use of such information disclosed by the disclosing party to the other party. For clarity, information that would otherwise be “Confidential Information” of Seller but for the application of the preceding sentence to information known to Purchaser as a result of the previous employment by, affiliation with, or other confidential relationship with Seller of an individual who is or becomes a director, officer, employee, other agent or independent contractor or Purchaser shall [*] unless [*] in the [*]. For purposes of this Agreement, the Purchased Assets shall constitute Confidential Information of Purchaser subject to the provisions of clauses (a) and (b) of the second sentence of this definition.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, supply agreement, sourcing agreement, warranty, deed, assignment, power of attorney, certificate, purchase order, sales order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

Damages. “Damages” shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), cost (including any reasonable cost of investigation), or reasonable related third party expenses.

Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Employee. “Employee” shall have the meaning specified in Section 1.2(a) of the Agreement.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, equitable interest, preference, right of possession, lease, tenancy, license, proxy, covenant, Order, option, right of first refusal or preemptive right, whether arising out of an obligation to pay any Taxes or otherwise.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environmental Laws. “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and all statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of any governmental authorities and all applicable judicial, administrative or regulatory decrees, judgments or orders, any of which relate to pollution or to the protection of human health or the environment, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Equipment. “Equipment” shall have the meaning specified in Section 1.1(b) of the Agreement.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Excluded Liability and Contracts. “Excluded Liability and Contracts” shall have the meaning specified in Section 1.6 of the Agreement.

Files and Records. “Files and Records” shall have the meaning specified in Section 1.1(e) of the Agreement.

Expiration Date. “Expiration Date” shall have the meaning set forth in Section 4.1 of the Agreement.

Governmental Authorization. “Governmental Authorization” shall mean any:

(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any:

(a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

(d) multi-national organization or body; or

(e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Hazardous Materials. “Hazardous Material” shall include: (a) any petroleum, waste oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; and (c) any “hazardous substance,” “hazardous waste,” “pollutant,” “contaminant,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any other so-called “superfund” or “superlien” law and the respective regulations promulgated thereunder).

IND. “IND” shall mean an Investigational New Drug Application as defined in the United States Food Drug and Cosmetic Act and applicable regulations promulgated thereunder, or any equivalent Application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of a pharmaceutical product in humans in a particular jurisdiction.

Indemnitee. “Indemnitee” shall mean Purchaser Indemnitee and/or Seller Indemnitee.

Know-How. “Know-How” shall mean any knowledge, data, information which is not generally known and is reasonably necessary or useful to make, use, sell or otherwise utilize the Purchased Assets as of the Closing Date, excluding any patent rights. Know-How of Seller includes rights licensed to the Seller from a Third Party only if and to the extent that the Seller has the right to sublicense such rights to the Purchaser.

Knowledge. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter. ‘Knowledge of Purchaser’ shall mean only the Knowledge of [*] or [*] and shall not refer to the knowledge of any other person or entity. ‘Knowledge of Seller’ shall mean only the Knowledge of (i) [*] of

4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Seller; [*] of the Seller; [*] of the Seller; [*] of the Seller; or any employee of Seller that is a [*] in Seller’s research or development departments; or (ii) any employee of Seller, who is or was working in the Business Development, Finance, Legal and Facilities departments between [*] and the Closing Date, who is not an Employee and who does not become a director, officer, employee or independent contractor of Purchaser.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Modification Date. “Modification Date” shall mean (i) the effective date of any agreement between Purchaser and a Third Party pursuant to which such Third Party obtains a license from Purchaser to develop and/or commercialize P2Y12 Receptor Antagonist Products, provided that such license has [*] or [*] to Purchaser [*], and (ii) if such license includes a right of the Third Party [*] to Purchaser ([*] or the [*] to [*]), then also the date on which such right is exercised by the Third Party.

Net Sales. “Net Sales” shall mean, with respect to any P2Y12 Receptor Antagonist Product, the invoiced sales price of such P2Y12 Receptor Antagonist Product billed by Purchaser, its Affiliates or sublicensees to independent customers who are not Affiliates, less (to the extent included in the invoiced sales price): (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned P2Y12 Receptor Antagonist Product; (b) actual freight and insurance costs incurred in transporting such P2Y12 Receptor Antagonist Product in final form to such customers; (c) cash, quantity and trade discounts; and (d) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of such P2Y12 Receptor Antagonist Product in final form. If the Purchaser or any of its Affiliates or sublicensees sells an P2Y12 Receptor Antagonist Product to a Third Party distributor, Net Sales shall be deemed to be the gross revenues that such distributor pays to the Purchaser or its Affiliates or sublicensees from the sale of P2Y12 Receptor Antagonist Product to the distributor.

Order. “Order” shall mean any:

(a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Platelet Research Program. “Platelet Research Program” shall mean activities conducted by Seller prior to the Effective Date and that Purchaser intends to continue after the Closing Date to identify, discover and develop therapeutic products that [*] of [*].

Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

Proprietary Asset. “Proprietary Asset” shall mean any (a) patent, patent application, copyright (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), trademark service mark application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing. Proprietary Assets of Seller includes rights licensed to the Seller from a Third Party only if and to the extent that the Seller has the right to sublicense such rights to the Purchaser.

Purchase Price. “Purchase Price” shall have the meaning specified in Section 1.7(d) of the Agreement.

Purchased Assets. “Purchased Assets” shall have the meaning set forth in Section 1.1 to the Agreement.

Purchased Proprietary Assets. “Purchased Proprietary Assets” shall have the meaning set forth in Section 1.1(a) of the Agreement.

Purchaser. “Purchaser” shall have the meaning set forth in the introductory paragraph to the Agreement.

Purchaser Indemnitees. “Purchaser Indemnitees” shall mean the following Persons:

(a) Purchaser;

(b) Purchaser’s current and future Affiliates;

(c) The respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and

6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) The respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

P2Y12 Receptor Antagonist Product. “P2Y12 Receptor Antagonist Product” shall mean a pharmaceutical product that [*] by means of [*] the [*].

P2Y12 Receptor Antagonist Program. “P2Y12 Receptor Antagonist Program” shall mean the activities conducted by Seller prior to the Effective Date that Purchaser intends to continue after the Closing Date to identify, discover and develop therapeutic products that [*] by [*] the [*].

Regulatory Authority. “Regulatory Authority” shall have the meaning specified in Section 5.9(d) of the Agreement.

Related Files and Records. “Related Files and Records” shall mean certain portions of laboratory notebooks and other records in Seller’s possession that relate to the P2Y12 Receptor Antagonist Program or the Platelet Research Program and that are not included in the Files and Records.

Representatives. “Representatives” shall mean officers and directors, employees, agents, attorneys, accountants, advisors and representatives.

Seller. “Seller” shall have the meaning specified in the introductory paragraph of the Agreement.

Seller Employee. “Seller Employee” shall mean any current or former employee, independent contractor or director of the Seller or any Seller Affiliate.

Seller Employee Plan. “Seller Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Seller Affiliate for the benefit of any Seller Employee, or with respect to which the Seller or any Seller Affiliate has or may have any liability or obligation, except such definition shall not include any Seller Employee Agreement.

Seller Indemnitees. “Seller Indemnitees” shall mean the following Persons:

(a) Seller;

(b) Seller’s current and future Affiliates;

(c) The respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and

7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) The respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above.

Sublease Agreement. “Sublease Agreement” shall mean the Sublease Agreement between the parties effective as of the Closing Date.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Third Party. “Third Party” shall mean any person or entity other than Purchaser, Seller or an Affiliate of either of them.

Third Party Claim. “Third Party Claim” shall mean any claim against any Purchase Indemnitee or Seller Indemnitee by a Third Party, whether or not involving a Proceeding.

Transactional Agreements. “Transactional Agreements” shall mean the Agreement and all other documents or agreements contemplated by Section 1.

Transactions. “Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements.

Transferring R&D Material Adverse Effect. “Transferring R&D Material Adverse Effect” shall mean any change, effect or circumstance that (a) would have a material adverse impact upon the Purchased Proprietary Assets, the Equipment, the Assumed Contracts and the Compounds, Supplies and Materials, [*] (other than [*] or [*] or [*]) or (b) impairs the ability of the Seller to consummate the transactions contemplated by this Agreement; provided, however, that a “Transferring R&D Material Adverse Effect” shall not include any adverse change, effect or circumstance primarily arising out of or resulting primarily from actions contemplated by the parties in connection with this Agreement or that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Transition Services Agreement. “Transition Services Agreement” shall mean the Transition Services Agreement between the parties effective as of the Closing Date.

Valid Claim. “Valid Claim” shall mean a claim that is included in: (a) an unexpired patent that is granted or issued from a patent application included in the Assigned Patent Rights and that has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the subject country from which no decision or appeal is taken or can be taken, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) any patent application included in the Assigned Patent Rights that shall neither have been cancelled, withdrawn or abandoned, nor have been pending for more than [*] from the earliest priority date claimed for such application.

WARN. “WARN” shall mean the Worker Adjustment and Retraining Notification Act, as amended.

9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

TRANSITION SERVICES AGREEMENT

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT is entered into as of the Effective Date (as defined below) by and between Millennium Pharmaceuticals, Inc., a Delaware corporation (“Seller”), and Portola Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”).

RECITALS

A. Concurrently herewith, Seller and Purchaser are entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Purchaser will acquire certain assets from Seller.

B. Concurrently herewith, Seller and Purchaser are entering into a Sublease Agreement (the “Sublease”) pursuant to which Purchaser will sublease from Seller certain property commonly known as the westerly portion of the two-story building located at 270 East Grand Avenue, South San Francisco, California (“Building 270”), which is currently part of an existing complex of four buildings leased by Seller with shared services (the “Complex”). Seller currently occupies certain portions of the Complex, including such portions of Building 270.

C. Prior to commencement of the Sublease, Seller has agreed to vacate Building 270, to reconfigure certain building services for Building 270 and to assist Purchaser in setting up its operations in Building 270 to the extent provided herein.

D. During the period prior to the commencement of the Sublease, the parties desire to provide for certain transition assistance services on the terms, and subject to the conditions and other provisions, set forth in this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.	DEFINITIONS. Any capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Asset Purchase Agreement. The following capitalized terms, when used in this Agreement, shall have the meanings ascribed to such terms in this Article 1.

1.1 “Affiliate” of a party hereto means any person or entity directly or indirectly controlling, controlled by, or under common control with such party.

1.2 “Business” means the business that is related to the research, development, manufacturing or commercialization of the Purchased Assets, or products derived therefrom.

1.3 “Conditions Precedent” means all the conditions listed in Section 9.1(b).

1.4 “Covered Facilities” means the facilities described on Schedule A.

1.5 “Effective Date” means the Closing Date.

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.6 “Environmental Laws” means any federal, state, local and foreign laws, regulations and other legal requirements (including common law requirements) relating to pollution or protection of human health or the environment (including, without limitation, laws, regulations and legal requirements relating to Hazardous Materials; ambient air; surface water or ground water; land surface or subsurface strata; and natural resources).

1.7 “Equipment” means the equipment listed on Schedule 1.1(b) to the Asset Purchase Agreement that Purchaser intends to move into Building 270 during the Term in accordance with the terms of the Asset Purchase Agreement.

1.8 “Hazardous Materials” means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials” “hazardous wastes” or “toxic substances,” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or “EP toxicity,” and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

1.9 “Master Landlord” means Britannia Pointe Grand Limited Partnership.

1.10 “Master Lease” means that certain Lease dated as of July 1, 2001 between Master Landlord, as landlord, and Seller’s predecessor in interest, COR Therapeutics, Inc., as tenant.

1.11 “Purchaser Personnel” means all employees, agents, subcontractors, and representatives of Purchaser or Purchaser’s Affiliates who receive Services under this Agreement or otherwise have access to Seller Information

1.12 “Seller Personnel” means all employees, agents, subcontractors, and representatives of Seller who perform Services under this Agreement.

1.13 “Services” means the services, functions, equipment and tasks described in Schedule C that Seller will perform at the Covered Facilities. Such services, functions, equipment and tasks may be changed or supplemented during the Term pursuant to the terms of this Agreement. If any service, function, equipment or task not specifically described in this Agreement is an inherent or necessary part of the performance of the Services, it shall be deemed included within the scope of the Services.

1.14 “Shared Equipment” means that equipment then owned or otherwise under the control of Seller intended for simultaneous use in multiple locations in the Complex. “Shared Services” means those services described in Schedule D.

1.15 “Term” shall have the meaning set forth in Section 9.1.

3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	COVERED FACILITIES

2.1 Provision of Covered Facilities. Seller hereby grants (or, as applicable, cause its Affiliates to grant) Purchaser and Purchaser Personnel a nonexclusive and irrevocable (for the Term) license to use the Covered Facilities to conduct the Business during the Term. Seller hereby grants to Purchaser the nonexclusive and irrevocable (for the Term) license to use in common with others a reasonable number of parking spaces in the parking lot adjoining the Covered Facilities. Seller shall use commercially reasonable efforts to keep the Covered Facilities in good condition, order, and repair and shall maintain the Master Lease in full force and effect throughout the Term.

2.2 Shared Services. As soon as practicable, but in any event, prior to [*], Seller (at Seller’s expense) shall reconfigure and perform such improvements to the Complex and the Covered Facilities as may be necessary to duplicate and install replacements for the Shared Services.

2.3 Shared Equipment. Upon the reasonable request of Purchaser, Seller will use commercially reasonable efforts to provide Purchaser with access to and the use of the Shared Equipment during the Term. Seller shall not remove any of the Shared Equipment from the Covered Facilities. Upon the reasonable request of Seller, Purchaser will use commercially reasonable efforts to [*] and [*].

2.4 Alterations. Purchaser may, without Seller’s prior written consent, make such alterations, improvements, additions or utility installations (collectively, “alterations”) in, on or about Building 270 as necessary or useful for Purchaser to conduct the Business; provided, however, any such alterations will be made in accordance with the requirements of the Master Lease. If Purchaser desires to take any action which requires the consent of the Master Landlord pursuant to the terms of the Master Lease, Purchaser shall request that Seller obtain Master Landlord’s consent on Purchaser’s behalf and Seller shall use commercially reasonable efforts to obtain such consent and [*] obtaining such consent shall be [*].

3.	SERVICES

3.1 Provision of Services. Seller shall use commercially reasonable efforts to provide, and as necessary shall cause its Affiliates to provide, the Services to Purchaser, Purchaser Personnel and Purchaser’s Affiliates during the Term. Seller shall be responsible for providing the facilities, personnel, and other resources required for performance of the Services.

3.2 General Standards of Performance. Seller shall use commercially reasonable efforts to provide (and cause its Affiliates to provide) the Services with at least the same level of skill, quality, care, timeliness, and cost-effectiveness as such services, functions, equipment and tasks existed or were performed prior to the date of execution of the Asset Purchase Agreement. Seller shall use commercially reasonable efforts to comply (and cause its Affiliates to comply) with all applicable federal, state, and local laws and regulations in Seller’s performance of the Services, and, subject to the Conditions Precedent, Seller shall use commercially reasonable efforts to maintain all applicable permits and licenses that Seller has in place as of the Effective

4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Date until Purchaser has obtained such permits and licenses. Notwithstanding the foregoing, [*] to the extent that doing so would [*] by any [*] or would otherwise [*].

3.3 Transition Assistance. During the Term, Seller shall (and shall cause its Affiliates to) use commercially reasonable efforts to provide Purchaser with information as Purchaser reasonably requests regarding the Covered Facilities, and in its sole discretion Seller, upon request of Purchaser, may provide consultation and assistance to the Purchaser, and shall otherwise perform the Services, so as to effect a smooth transition of the Purchased Assets and related Business to Purchaser and/or Purchaser’s facilities.

3.4 Environmental and Regulatory Matters.

(a) Permits and Licenses. Schedule E-1 lists all permits, licenses and other governmental authorizations or exemptions issued to Seller relating to its operations in the Covered Facilities and its former operation of the Business (the “Seller Permits”). Schedule E-2 lists all permits, licenses and other governmental authorizations or exemptions required by Purchaser to commence its operations in Building 270 (the “Purchaser Permits”). The Seller Permits and the Purchaser Permits are referred to collectively herein as the “Permits.” Purchaser agrees to use its commercially reasonable efforts to obtain the Purchaser Permits as soon as practicable, but in any event on or before the date specified in Schedule E-2. Purchaser will not engage in activities requiring a Permit in any of the Covered Facilities unless there is either a Seller Permit or a Purchaser Permit in effect relating to such activity. Seller agrees to maintain each Seller Permit until the sooner to occur of (i) the date Purchaser has obtained a corresponding Purchaser Permit or (ii) the date set forth in Schedule E-1; provided, however, that in no event shall Seller be required to maintain any Seller Permit after expiration of the Term.

(b) Conduct of the Business; Indemnity. Seller agrees that Purchaser may have the use of the Seller Permits to conduct its operations in the Covered Facilities during the Term hereof for so long as such may remain in effect. Purchaser agrees to conduct its operations in the Covered Facilities during the Term in full compliance with all Environmental Laws, including, without limitation, the applicable Permits; provided, however, that Purchaser shall not be responsible under this Agreement for any defect, failure, or noncompliance that existed prior to the Effective Date. Purchaser agrees to provide Seller promptly with information concerning Hazardous Materials used by Purchaser at the Covered Facilities as requested by Seller, and Seller agrees to promptly provide Purchaser with information concerning Hazardous Materials used by Seller at the Covered Facilities as requested by Purchaser. Purchaser acknowledges that applicable Environmental Laws and the Permits restrict changes to its operations, processes, and equipment that would affect the character, nature or volume of Hazardous Materials that are used, generated, treated, stored, handled, released, discharged, emitted, or disposed of at the Covered Facilities, and Purchaser agrees to notify Seller in advance of its intent to make any such changes, and [*] is obtained from [*] applicable governmental authorities, which authorization shall be sought at Purchaser’s direction [*]. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any violations by Purchaser of its obligations in this paragraph. Purchaser agrees that it will [*]. Purchaser further agrees that it will not [*] unless and until it [*].

5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.	[intentionally omitted]

5.	CONSIDERATION

5.1 Fees.

(a) In consideration for the use of the Covered Facilities, the performance of the Services, and the performance of Seller’s other obligations under this Agreement, Purchaser shall pay the following fees (each a “Fee” and collectively, the “Fees”) to Seller:

(i) Facility Fees. Purchaser shall pay Seller for use of the Covered Facilities, a fee (“Facility Fee”) equal to (a) $[*] for the period from the Effective Date through [*]; (b) $[*] for the [*] months of the Term ($[*]) per month); and (c) $[*] for the [*] months of the Term ($[*] per month). Facility Fees shall be pro rated for any period which is greater or less than a calendar month based on actual days. Facility Fees for any portion of the Term beyond [*] months shall be payable at the rate of $[*] per [*] period ($[*] per month, based on actual days.

(ii) Services Fees. Purchaser shall also pay Seller for its actual usage, where ascertainable, or a reasonable allocation (to be agreed on in good faith between the parties) where not ascertainable, of certain Services, in accordance with the schedule set out on Schedule F (“Services Fees”). Services Fees shall be [*] at the [*] and shall [*] or [*] by or for [*]. Services Fees shall be payable within [*] of invoice by Seller.

(iii) Personnel Fee. Purchaser shall also pay Seller, as consideration for personnel costs associated with additional transition services, the sum of $[*] (“Personnel Fee”). The Personnel Fee shall be payable [*].

5.2 Additional Fees. Purchaser shall not be required to pay Seller any amounts for the use of the Covered Facilities, the performance of the Services, and the performance of Seller’s other obligations under this Agreement except as set forth in Section 5.1.

6.	Confidentiality

6.1 Seller Information

(a) Seller Information Defined. The parties acknowledge that, in the course of conducting the Business at the Covered Facilities, Purchaser and Purchaser Personnel may receive, observe, and otherwise have access to confidential and proprietary information of Seller or its Affiliates (whether in tangible or electronic form or otherwise) related to their respective products, materials, tools, technology, processes, business plans, and customers that is either marked or identified as confidential at the time of disclosure (the “Seller Information”). Without limiting the foregoing, Seller Information includes, but is not limited to, all accounting, financial, sales and marketing, inventory, technical, business, and other data related to Seller’s business, including the Related Files and Records. Notwithstanding the foregoing, Seller Information does not include the Purchased Assets or any information that Purchaser can prove by clear and convincing evidence: (i) is in the public domain, through no fault of Purchaser or

6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Purchaser Personnel; (ii) was known to Purchaser prior to being disclosed by Seller to Purchaser and not as the result of the prior employment of any of Purchaser’s personnel by Seller; (iii) is disclosed to Purchaser by a third party who is entitled to so disclose the information; or (iv) is developed by Purchaser Personnel without reference to Seller Information. Purchaser and Seller agree to use commercially reasonable efforts to limit the extent to which Purchaser Personnel have access to Seller Information, but the parties acknowledge and agree that, if Purchaser Personnel actually obtain such information in good faith, it shall not be a breach of this Agreement.

(b) Purchaser’s Confidentiality Obligations.

(i) Purchaser shall not use, reproduce, or exploit Seller Information for any purpose other than receiving the Services and exercising its rights as contemplated under this Agreement; and

(ii) Purchaser shall hold all Seller Information in strict confidence and shall not disclose or otherwise make available Seller Information to any third party, and Purchaser shall restrict access to Seller Information to those Purchaser Personnel who have a need to know such information in order to receive the Services or exercise Purchaser’s rights hereunder.

Purchaser shall ensure that each employee, agent, and contractor who works at the Covered Facilities or who shall otherwise receive disclosure of Seller Information has signed nondisclosure agreements with confidentiality and non-use provisions at least as restrictive as those in this Agreement, and Purchaser shall make reasonable efforts to ensure that each such employee, agent, contractor or other person who shall receive disclosure of Seller Information complies with such nondisclosure agreement. Purchaser acknowledges and agrees that Purchaser has no right, title, or interest of any nature in any Seller Information, other than a limited, non-transferable, non-sublicensable, non-exclusive license during the Term to use and reproduce Seller Information solely to the extent necessary to receive the Services and exercise its rights as contemplated under this Agreement.

6.2 Purchaser Information

(a) Purchaser Information Defined. The parties acknowledge that, in the course of performing the Services, Seller and the employees and agents of Seller and its Affiliates (collectively, “Seller Personnel”) may receive, observe, and otherwise have access to confidential and proprietary information (whether in tangible or electronic form or otherwise) related to their respective products, materials, tools, technology, processes, business plans, and customers that is either marked or identified as confidential at the time of disclosure (the “Purchaser Information”). Without limiting the foregoing, Purchaser Information includes, but is not limited to, all accounting, financial, sales and marketing, inventory, technical, business, and other data related to Purchaser’s business (including the Business), including the Files and Records and other Purchased Assets. Notwithstanding the foregoing, Purchaser Information does not include information that Seller can prove by clear and convincing evidence: (i) is in the public domain, through no fault of Seller or Seller’s Personnel; (ii) was known to Seller prior to being disclosed by Purchaser to Seller (excluding any information known by

7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Seller, Seller’s Affiliates, or Seller Personnel that comprises part of the Purchased Assets or that was transferred to Purchaser pursuant to the Asset Purchase Agreement or in connection with the transactions contemplated thereby); (iii) is disclosed to Seller by a third party who is entitled to so disclose the information; or (iv) is developed by Seller Personnel without reference to Purchaser Information. Purchaser and Seller agree to use commercially reasonable efforts to limit the extent to which Seller Personnel have access to Purchaser Information, but the parties acknowledge and agree that, if Seller Personnel actually obtain such information in good faith, it shall not be a breach of this Agreement.

(b) Seller’s Confidentiality Obligations.

(i) Seller shall not use, reproduce, or exploit Purchaser Information for any purpose other than performing Services as contemplated under this Agreement; and

(ii) Seller shall hold all Purchaser Information in strict confidence and shall not disclose or otherwise make available Purchaser Information to any third party, and Seller shall restrict access to Purchaser Information to those of its employees who have a need to know such information in order to perform the Services.

Seller shall ensure that each employee, agent, and contractor of Seller or its Affiliates who performs the Services or shall otherwise receive disclosure of Purchaser Information has signed nondisclosure agreements with confidentiality and non-use provisions at least as restrictive as those in this Agreement. Seller acknowledges and agrees that Seller and its Affiliates have no right, title, or interest of any nature in any Purchaser Information, other than a limited, non-transferable, non-sublicensable, non-exclusive license during the Term to use and reproduce Purchaser Information solely to the extent necessary to perform the Services as contemplated under this Agreement.

6.3 Permitted Disclosures. Notwithstanding anything to the contrary, the confidentiality obligations contained in this Article 6 shall not apply to any Seller Information or Purchaser Information (collectively, the “Confidential Information”) disclosed by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) solely to the extent that the Receiving Party is required either to disclose such Confidential Information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or to disclose Confidential Information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Receiving Party shall provide written notice thereof to the Disclosing Party and reasonable opportunity to object to any such disclosure or to request confidential treatment thereof, and shall use reasonable efforts to secure confidential treatment of or a protective order for the Confidential Information so required to be disclosed. Additionally, notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, shareholder or other agent of any party to this Agreement) may disclose to any and all persons, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure (except to the extent that nondisclosure of such matters is reasonably necessary for either party to comply with applicable securities laws).

8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4 Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. In disclosing any Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, the Disclosing Party shall not be deemed to waive any of its protections and privileges (including its attorney work-product protections or attorney-client privileges) with respect to any other Confidential Information, and the Receiving Party shall not admit or claim in any Proceedings (involving either party or otherwise) that the Disclosing Party has waived any such protection or privilege.

6.5 Controlling Provisions. For purposes of clarity, in the event of any conflicting interpretations of this Section 6 and any provisions(s) of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control.

7.	PERSONNEL

7.1 Skills, Training, and Experience. Seller shall use commercially reasonable efforts to ensure that all Seller Personnel performing Services have sufficient skills, training, and experience to enable them to perform the Services with the same level of skill, quality, care, timeliness, and cost-effectiveness as similar services, functions, and tasks performed for Seller and its Affiliates.

7.2 Compensation and Benefits. All Seller Personnel providing Services under this Agreement shall be deemed to be employees or representatives solely of Seller (or its Affiliates) for purposes of all compensation and employee benefits and not to be employees or representatives of Purchaser. Seller (or its Affiliates) shall be solely responsible for payment of, and shall pay, all: (a) income, disability, withholding, and other employment taxes; and (b) medical benefit premiums, vacation pay, sick pay, or other fringe benefits for any Seller Personnel. All Seller Personnel shall be under the direction, control, and supervision of Seller, and Seller shall have the sole right to exercise all authority with respect to the employment, termination, assignment, and compensation of such Seller Personnel.

9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.	INDEMNIFICATION; DAMAGES

8.1 Indemnification.

(a) Seller shall defend, hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall reimburse each of the Purchaser Indemnitees for, any Damages which are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether of not such Damages relate to any third party claim) and which arise from or as a result of: (i) any gross negligence or willful misconduct of Seller or Seller Personnel; (ii) any Seller material breach, violation, or non-performance of any term, condition, or provision of this Agreement; (iii) Seller’s or Seller Personnel’s violation of applicable law that in each case relate to the use or occupancy of the Covered Facilities to the extent not attributable to Purchaser; or (iv) Seller’s or Seller Personnel’s storage, use, release or disposal of Hazardous Materials on or about the Covered Facilities.

(b) Purchaser shall defend, hold, harmless and indemnify each of the Seller Indemnitees from and against, and shall reimburse each of the Seller Indemnitees for, any Damages which are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time (regardless of whether of not such Damages relate to any third party claim) and which arise from or as a result of: (i) any gross negligence or willful misconduct of Purchaser or Purchaser Personnel; (ii) any material Purchaser breach, violation, or non-performance of any term, condition, or provision of this Agreement; (iii) Purchaser’s or Purchaser Personnel’s violation of applicable law that in each case relate to the use or occupancy of the Covered Facilities to the extent not attributable to Seller; or (iv) Purchaser’s or Purchaser Personnel’s storage, use, release or disposal of Hazardous Materials on or about the Covered Facilities.

8.2 Obligations. Each party from which indemnification is sought (the “Indemnitor”) shall have control of the defense, litigation, and, subject to the conditions set forth below, settlement of any third party claims or suits that are subject to Section 8.1. The other indemnified party (“Indemnitee”) shall have the right (subject to the conditions set forth below), but not the obligation, to select counsel of its choice to participate in the defense of such third party claims or suits. The Indemnitee shall pay the fees and expenses of its own legal counsel unless, in the opinion of Indemnitor’s legal department, separate legal counsel for the Indemnitee and Indemnitor is necessary or advisable due to an actual or potential conflict of interest (in which case the Indemnitor shall pay the fees and expenses of the Indemnitee’s legal counsel). Indemnitor shall not accept a settlement of any such third party claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld if such settlement involves solely the payment of money by Indemnitor and the Indemnitor has the ability to pay the amount required by the settlement.

8.3 Cooperation. If any claim is made against either party within the scope of the indemnities set forth in Section 8.1, the Indemnitee shall: (a) provide prompt written notice of such third party claim to the Indemnitor; (b) provide the Indemnitee with such assistance as the Indemnitor may reasonably request in connection with the defense and settlement of such claim, provided that all costs and expenses incurred by either party shall borne by the Indemnitor; and

10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) promptly comply with all terms of any resolution or settlement of such claim at the Indemnitor’s expense. Failure by the Indemnitee to comply with the obligations under this Section 8.3 shall relieve the Indemnitor of its obligations under Sections 8.1 and 8.2 only if and to the extent that the Indemnitor can show that its ability to defend the claim or settle the claim on favorable terms was materially prejudiced by the Indemnitee’s failure to comply with its obligations under this Section 8.3.

8.4 WAIVER OF DAMAGES. PURCHASER ACKNOWLEDGES THAT SELLER IS PROVIDING THE SERVICES AND OTHER ASSISTANCE DESCRIBED IN THIS AGREEMENT IN ORDER TO ASSIST THE FACILITATION OF PURCHASER’S INDEPENDENT OPERATIONS. AS A RESULT BOTH PURCHASER AND SELLER AGREE THAT NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY.

9.	TERM AND TERMINATION

9.1 Term and Conditions.

(a) The term of this Agreement shall commence on the Effective Date and shall continue until all the Conditions Precedent have been fulfilled (the “Term”), unless earlier terminated or extended as provided in this Article 9. The parties may extend the Term by their mutual written agreement entered into before the expiration or earlier termination of this Agreement.

(b) The conditions listed in this paragraph must be satisfied or waived prior to expiration of the Term. The parties anticipate that the Conditions Precedent will be satisfied on or before [*], and each covenants to use its commercially reasonable efforts to effect their satisfaction by such time.

(i) Seller has reconfigured and performed such improvements to the Complex and the Covered Facilities as may be required to duplicate and install replacements for the Shared Services.

(ii) Seller has completed all site closure activities and obtained all regulatory approvals as may be required to decommission the Covered Facilities and obtain site closure of all permits and licenses relating to Seller’s use of Hazardous Materials in Building 270.

(iii) Purchaser has had a reasonable opportunity to install the Equipment in Building 270.

(iv) Seller has obtained Master Landlord’s written consent to the Sublease.

11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) Seller has vacated Building 270 and delivered possession of Building 270 to Purchaser.

9.2 Termination for Convenience. Purchaser may terminate any or all of the Services, with or without cause, at any time upon [*] prior notice to Seller. Seller may terminate any or all of those Services which are provided by third party service providers and which may be replaced by Purchaser, with or without cause, at any time upon [*] prior notice to Purchaser. Upon termination of any of the Services, an appropriate adjustment in Fees shall be made.

9.3 Termination for Breach. Each party shall have the right to terminate this Agreement in its entirety by giving to the other party written notice of termination if: (a) the other party fails to substantially comply with the material obligations imposed upon it under this Agreement resulting in direct damages to the other party; (b) the non-breaching party serves the breaching party with a written notice of such failure, which notice states with particularity the nature of the failure; (c) the breaching party does not cure the failure within [*] following receipt of the notice; and (d) such breach is continuing at the time that the non-breaching party delivers its notice of termination.

9.4 Survival. The following provisions of this Agreement shall survive the termination or expiration of this Agreement: Articles 1, 6, 8 and 10; and Sections 3.4(b), 4 (as to any accrued and unpaid amounts) and 9.4.

10.	GENERAL

10.1 Further Assurances. Each party agrees to take such actions and execute such documents as are reasonably requested by the other party (including providing executed documents in such recordable form as is deemed required or necessary by the other party) to effect the purposes of this Agreement.

10.2 Continued Performance. Each party agrees to use commercially reasonable efforts to continue performing its obligations under this Agreement while any dispute is being resolved unless and until the Term ends.

10.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement must be in writing and shall be deemed properly delivered, given and received either when delivered by hand, or two (2) business days after being sent by: (a) registered mail; (b) courier or express delivery service; or (c) by facsimile; in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Seller:

Millennium Pharmaceuticals, Inc.

75 Sidney St.

Cambridge, MA 02139

Attention: General Counsel

12.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Telephone: (617) 679-7000

Facsimile: (617) 374-0074

with a copy to:

The Helix Law Group, P.C.

One Broadway

14th Floor

Cambridge, MA 02142

Attention: Joseph L. Faber, Esq.

Telephone: (866) 435-4900 x701

Facsimile: (617) 507-5858

if to Purchaser:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue

South San Francisco, CA 94080

Attention:

Telephone:

Facsimile:

with a copy to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Robert L. Jones, Esq.

Telephone: (650) 843-5034

Facsimile: (650) 849-7400

10.4 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute a single agreement.

10.6 Relationship of the Parties. Each party shall be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other party. No party may create any obligations or responsibilities on behalf of or in the name of the other party. No party shall hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other party.

13.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.7 Governing Law; Venue

(a) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws that would require the application of any other law).

(b) Dispute Resolution. Except with respect to any claim seeking injunctive relief hereunder, in the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement or the rights or obligations of the parties hereunder, the parties will try to settle their differences amicably between themselves as contemplated herein. To the extent not provided for herein, any party may initiate such informal dispute resolution by sending written notice of the dispute to the other party, and within [*] after such notice, the Chief Executive Officer of the Purchaser will meet with the Senior Vice President, Business Development of the Seller, for attempted resolution by good faith negotiations. If such persons are unable to resolve promptly such disputed matter, such dispute shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association (“AAA”), then in force, by one (1) arbitrator appointed in accordance with said rules, provided that the appointed arbitrator shall have appropriate experience in the biopharmaceutical industry. The place of arbitration shall be San Francisco, California if initiated by the Seller, and Boston, Massachusetts, if initiated by the Purchaser. The award rendered shall be final and binding upon all parties participating in such arbitration. The judgment rendered by the arbitrator(s) may, at the arbitrator’s discretion, include costs of arbitration, reasonable attorneys’ fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect any party’s name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. The parties agree to use their good faith efforts to resolve the dispute within [*] of receipt of the original notice of dispute.

10.8 Successors and Assigns; Parties in Interest. Purchaser shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Seller’s prior written consent, except to a successor-in-interest by way of merger, acquisition or sale of all or substantially all of the Purchased Assets. Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Purchaser’s prior written consent, except to a successor-in-interest by way of merger, acquisition or sale of all or substantially all of Seller’s assets. Any attempts to assign this Agreement in violation of the foregoing shall be null and void. This Agreement shall be binding upon, and inure to the benefit of: (i) Seller, its successors and permitted assigns (if any); and (ii) Purchaser, its successors and permitted assigns (if any).

10.9 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each party agrees that: (a) in the event of any breach or threatened breach by the other party of any covenant, obligation or other provision set forth in this Agreement, such party shall be entitled (in addition to any other

14.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) no Person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related Proceeding.

10.10 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and Seller.

10.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, is determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.13 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter thereof.

10.14 Time. Time is of the essence with respect to the performance of each and every provision of this Agreement in which time of performance is a factor. All references to days or months contained in this Agreement shall be deemed to mean calendar days or calendar months unless otherwise specifically stated.

10.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

15.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

[balance of page left intentionally blank]

16.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The parties to this Agreement have caused this Agreement to be executed and delivered as of the Effective Date.

MILLENNIUM PHARMACEUTICALS, INC.		PORTOLA PHARMACEUTICALS, INC.

By:	/s/ Mark J. Levin	By:	/s/ Charles Homcy
Name:	Mark J. Levin	Name:	Charles Homcy
Title:	Chairperson, President and Chief Executive Officer	Title:	President & Chief Executive Officer

15.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule A

Covered Facilities

Covered Facilities are the following premises that are leased to Seller under the Master Lease:

(i) Building 270;

(ii) the one-story building commonly known as 256 East Grand Avenue, South San Francisco, California; and

(iii) the two-story building commonly known as 260 East Grand Avenue, South San Francisco.

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule B

[intentionally omitted]

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule C

Services

1. Facility Infrastructure Services and Equipment. Provide infrastructure for environment in which to conduct the Business, including:

-        [*]

2. Telecommunications Services and Equipment. Provide telecommunications services, equipment, and infrastructure, including:

-        [*]

3. Security Services. The following security services:

-        [*]

4. Laboratory Services.

-        [*]

5. Janitorial Services. Provide janitorial services [*].

6. Waste Management Services. Provide waste management services [*].

7. Reception Services. Provide receptionist [*].

8. Other Equipment Maintenance. Provide equipment maintenance services [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule D

Shared Services

[*]

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule E-1

Seller’s Permits

1. [*]

[*]

2. [*] and [*] permits ([*])

[*]

3. [*] Permit [*]

[*]

4. [*] License

[*]

5. [*]

(a) [*]

(b) [*]

6. [*] Permits

(a) [*]

(b) [*]

(c) [*]

(d) [*]

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule E-2

Purchaser’s Permits

1. [*]

[*]

2. [*] and [*] permits

[*]

3. [*] Permit [*]

4. [*] License

[*]

5. [*]

(a) [*] (if needed)

(b) [*]

6. [*] Permits

(a) [*]

(b) [*]

(c) [*]

(d) [*]

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule F

Services Fees

SERVICE	FEE OR METHOD OF CALCULATION
Trash/recycling service	$[*]/month
Receptionist	$[*]
Maintenance and facilities services contracts	$[*]/month
Janitorial	$[*]/month
Local and long distance telephone service	$[*]/month

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

SUBLEASE AGREEMENT

SUBLEASE

THIS SUBLEASE (“Sublease”), dated November 7, 2003 for reference purposes only, is entered into by and between MILLENNIUM PHARMACEUTICALS, INC. a Delaware corporation (“Sublandlord”), and PORTOLA PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublandlord, as successor in interest to COR Therapeutics, Inc. leases certain premises (the “Premises”) consisting of approximately 136,242 rentable square feet in four buildings in South San Francisco, California more particularly described as (i) the one-story building commonly known as 256 East Grand Avenue, (ii) the two-story building commonly know as 260 East Grand Avenue, (iii) Suites 20, 26, 35, 45, 50 and 70 in the one-story building commonly known as 250 East Grand Avenue, and (iv) the westerly portion of the two-story building commonly known as 270 East Grand Avenue, pursuant to a certain Lease, dated as of July 1, 2001 between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, as landlord (the “Master Landlord”), and Sublandlord’s predecessor in interest, COR Therapeutics, Inc., as tenant, (the “Master Lease”), a copy of which is attached hereto as Exhibit A. Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 26,916 square located in the westerly portion of the two-story building commonly known as the westerly portion of 270 East Grand Avenue and more particularly shown on the layout attached at Exhibit B hereto (“Sublease Premises”) upon the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

AGREEMENT

1. Sublease Premises. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises, upon and subject to the terms and conditions set forth herein, together with the non-exclusive use of [*] parking spaces per 1,000 rentable square feet in the Sublease Premises.

2. Term. The term of this Lease shall commence on the date of termination of the Transition Services Agreement between Sublandlord and Subtenant being executed contemporaneously, subject to satisfaction of the Conditions Precedent (defined below) (the

64.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3. “Commencement Date”). The term of this Sublease shall end on June 30, 2009 unless sooner terminated or extended in accordance with the provisions hereof.

4. [intentionally omitted]

5. Conditions Precedent. The conditions listed in this paragraph (“Conditions Precedent”) must be satisfied or waived by Subtenant prior to commencement of the Sublease term. The parties anticipate that the Conditions Precedent will be satisfied on or before July 1, 2004, and each covenants to use its best efforts to effect their satisfaction by such time.

(a) The parties shall have entered into the Transition Services Agreement between Sublandlord and Subtenant being executed contemporaneously herewith (the “TSA”);

(b) Those services and utilities to be installed by Sublandlord necessary for the Sublease Premises to be operated as a stand-alone facility have been installed or configured, in accordance with the TSA;

(c) All of the Equipment (as that term is defined in the TSA) has been transferred to the Sublease Premises in accordance with the TSA;

(d) Sublandlord shall have completed all site closure activities relative to the Sublease Premises and shall have received all necessary governmental or regulatory approvals as may be required to decommission the Sublease Premises and obtain site closure of all permits and licenses relating to Sublandlord’s use of Hazardous Materials in the Sublease Premises, in accordance with the TSA;

(e) Sublandlord shall have vacated the Subleased Premises and shall have delivered possession of the Subleased Premises to Subtenant; and

(f) Master Landlord shall have consented to this Sublease.

6. Use. Subtenant shall be permitted to use the Sublease Premises consistent with the permitted uses under the Master Lease.

7. Rent.

(a) Base Rent.

(i) Starting on the Commencement Date, Subtenant shall pay as base rent (“Base Rent”) for the Sublease Premises in advance, on or before the first day of each month, without deduction or offset, monthly rent in the amounts set forth below. Base Rent and Additional Rent (defined below) shall be payable to Sublandlord at the address stated herein for Sublandlord. Base Rent and Additional Rent shall collectively be referred to herein as “Rent.” Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment based on the number of days in the month at issue.

65.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Period	Monthly Rent
[*]	[*]

(ii) “[*],” as that term is used in this subsection shall mean the [*] rate per month being charged to [*] for [*] leases of [*] and [*], determined as follows:

(1) At least [*] but not more than [*] days prior to [*], Sublandlord shall give Subtenant written notice of its estimate of [*]. Subtenant shall have [*] days after receipt of Sublandlord’s notice to accept such value or to object thereto in writing. In the event Subtenant objects, Sublandlord and Subtenant shall attempt to agree upon the [*], using their best good faith efforts. If Sublandlord and Subtenant fail to reach agreement within such [*] days, then each party’s determination shall be submitted to arbitration in accordance with the procedure set forth in the following subsections.

(2) Sublandlord and Subtenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period immediately preceding the date of such appointment in the leasing of [*].

(3) Not later than [*] days after both arbitrators are appointed, each party shall separately but simultaneously submit in a sealed envelope to each arbitrator their separate suggested [*] values. If the higher rate of the two submitted suggested [*] values does not exceed the lower rate by more than [*], then the two rates shall be averaged (thus splitting the difference and avoiding additional arbitration costs), with the resulting value becoming the [*].

(4) If the [*] is not established by the provisions in subsection (3) above, the two arbitrators appointed shall, on of before [*] days from the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators.

(5) Each of the three arbitrators, within [*] days of the appointment of the third arbitrator, shall independently determine the Fair Market Rental. If the higher and lower values determined by the arbitrators so not differ by more [*] from the middle value, all values shall be averaged and the resulting value shall be determined to be the [*]. If either of the arbitrator’s values differ from the middle value by more than [*], such value shall not be considered and the remaining values shall be averaged to determine the [*]. If two of the arbitrators’ values differ from the middle value by more than [*], neither such value shall be considered, and the middle value shall be deemed to be the [*].

(6) The cost of arbitration shall be paid by [*].

(b) Additional Rent. Subtenant shall pay to Sublandlord, as additional rent (“Additional Rent”), Subtenant’s Pro Rata Share of Operating Expenses accruing during the term of this Sublease. Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (i) due to Sublandlord’s breach of any provision of the Master Lease, (ii) due to Sublandlord’s negligence or willful misconduct, or (iii) are for the sole

66.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

benefit of Sublandlord, such amounts shall not be pro rated between Sublandlord and Subtenant and shall be the sole responsibility of Sublandlord. For purposes hereof, Subtenant’s Pro Rata Share means [*].

(c) Personal Property Taxes. Subtenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Sublease Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Subtenant on or about the Sublease Premises

7. As-Is. The Sublease Premises and all improvements will be taken over on an “as is” basis.

8. Incorporation of Master Lease.

(a) Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease and the Sublease Premises being substituted for the Premises in the Master Lease; provided, however, that the term “Landlord” in the following sections of the Master Lease shall mean (i) Master Landlord, not Sublandlord: Section [*] and (ii) both Master Landlord and Sublandlord: Sections [*]. Notwithstanding the foregoing, the following Sections of the Master Lease are not incorporated herein: Sections [*].

(b) In the event of any conflict between this Sublease and the Master Lease, as between Sublandlord and Subtenant, the terms and conditions of this Sublease shall control. Further, if Rent is abated under the Master Lease, Rent hereunder shall also be abated in the same proportion.

9. Indemnity and Representations. The following provisions and obligations shall survive the termination of this Sublease:

(a) Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (“Agents”) relating to the use or occupancy of the Sublease Premises, (iii) the negligence or willful misconduct of Subtenant or its Agents, or (iv) the storage, use, release or disposal of Hazardous Materials (as defined below) on or about the Premises by Subtenant or Subtenant’s employees, contractors, agents or licensees. Notwithstanding anything to the contrary in this Sublease or Master Lease, Subtenant shall have no obligation to clean up or to comply with any law regarding, or to reimburse, indemnify, defend or hold harmless Sublandlord or Master Landlord with respect to, any Hazardous Materials discovered on the Sublease Premises which existed prior to the Commencement Date of this Sublease.

67.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys’ fees, damages, penalties and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) the negligence or willful misconduct of Sublandlord or its Agents occurring on or about the Premises or Sublease Premises; (ii) the failure by Sublandlord to comply with or perform its obligations under the Master Lease and/or this Sublease, (iii) a breach by Sublandlord of any of its representations or warranties to Subtenant under this Sublease, or (iv) storage, use, release or disposal of Hazardous Materials on or about the Sublease Premises or Premises by Sublandlord or Sublandlord’s employees, contractors, agents or licensees. As used herein, “Hazardous Materials” means any substance or material which is classified or considered to be hazardous or toxic under any present or future federal, state, regional or local law relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any such substances.

(c) Sublandlord represents to Subtenant that (A) the Master Lease is in full force and effect, (B) the copy of the Master Lease which is attached to this Sublease as Exhibit A is a true, correct and complete copy of the Master Lease, (C) to Sublandlord’s best knowledge, no Event of Default exists on the part of Sublandlord under the Master Lease, (D) to Sublandlord’s best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Sublease Premises or of Sublandlord to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings, and (E) to Sublandlord’s best knowledge (x) Sublandlord has not discharged, disposed of or released any Hazardous Materials in or about the Sublease Premises or Premises except in compliance with applicable laws and no action, proceeding, or claim is pending, or threatened concerning any Hazardous Materials arising in connection with Sublandlord’s use of the Sublease Premises or Premises, and (y) Sublandlord has not transported, stored, used, manufactured, emitted, disposed of or released, or exposed to its employees or others to, Hazardous Materials on or about the Sublease Premises or Premises in violation of any law, rule, regulation, treaty or statute promulgated by any governmental authority or any permit held by Sublandlord. Subtenant expressly acknowledges that the foregoing representations under this clause (c) are made with respect to the period from and after February 12, 2002.

10. Brokerage. Each party warrants and represents to the other that such party has not retained any other real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party’s attorneys’ fees.

11. Sublandlord’s Obligations. Sublandlord shall have no obligation to Subtenant with respect to the Sublease Premises during the term hereof except as expressly otherwise provided herein nor shall Sublandlord have any obligation to Subtenant with respect to the performance by Master Landlord of any obligations of Master Landlord under the Master Lease, except to use best efforts to enforce Master Landlord’s obligations under the Master Lease. Such enforcement shall include, without limitation, upon Subtenant’s request, (a) immediately notifying Master Landlord of its non-performance under the Master Lease and requesting that

68.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Master Landlord perform its obligations under the Master Lease and/or (b) assigning Sublandlord’s rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord’s obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

12. Early Termination of Master Lease. If, without the fault of Sublandlord hereunder the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall have the right to exercise such right with regard to the Sublease Premises in its sole and absolute discretion.

13. Modifications to Master Lease. Sublandlord shall not amend or modify the Master Lease in such a manner as to adversely affect Subtenant’s use of the Sublease Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant’s sole discretion.

14. Quiet Enjoyment. Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein. If Master Landlord seeks to terminate the Master Lease because of a default or alleged default by Sublandlord under the Master Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action required to reinstate the Master Lease. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord’s obligations under this Sublease or receives a notice of default from Master Landlord under the Master Lease, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, but in no event later than [*] days after Sublandlord’s receipt of such written notice from Subtenant (except that if such default cannot be cured within said [*] day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such [*] day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled, at Subtenant’s option, to cure such default and promptly collect from Sublandlord Subtenant’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant’s costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Master Landlord of the Master Lease and Sublandlord has failed to take such earlier action. Nothing contained herein shall entitle Subtenant to act on behalf of Sublandlord or in Sublandlord’s name.

15. Consent of Master Landlord. If Subtenant desires to take any action which requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then, notwithstanding anything to the contrary

69.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

herein, (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord, and (c) Subtenant shall request that Sublandlord obtain Master Landlord’s consent on Subtenant’s behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent and any out-of-pocket expense of obtaining such consent shall be borne by Subtenant, unless Sublandlord and Master Landlord agree that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord’s consent is required.

16. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

17. Master Landlord Consent to Sublease. This Sublease and Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon having obtained the written consent of the Master Landlord to this Sublease.

18. Surrender. Subtenant’s obligation to surrender the Sublease Premises shall be fulfilled if Subtenant (i) surrenders possession of the Sublease Premises in the condition existing immediately prior to the Commencement Date, ordinary wear and tear, Hazardous Materials existing immediately prior to the Commencement Date, and interior improvements made by Subtenant which Sublandlord states in writing may be surrendered at the termination of the Sublease excepted; and (ii) completes all site closure activities relative to the Sublease Premises and receives all necessary governmental or regulatory approvals as may be required to decommission the Sublease Premises and obtain the site closure of all permits and licenses relating to Subtenant’s use of Hazardous Materials in the Sublease Premises.

19. Mutual Waiver of Subrogation. The waiver of subrogation provision set forth in Section 12.4 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent to hereto).

20. Non-Disturbance. In the event that the Sublease terminates prior to the expiration of the term thereof for any reason other than as a result of an event of default by Subtenant under the Sublease, the Sublease shall continue in full force and effect, at Subtenant’s option, as a direct lease between the Master Landlord and Subtenant upon all of the terms, covenants and conditions of the Sublease and Master Landlord shall recognize Subtenant’s right to possession of the Premises as provided for in the Sublease and shall not disturb Subtenant’s right to possession so long as an event of default does not exist in the performance of Subtenant’s obligations under the Sublease.

21. Counterparts. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[balance of page left intentionally blank]

70.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

ADDRESS:	SUBLANDLORD

Millennium Pharmaceuticals, Inc.	MILLENNIUM PHARMACEUTICALS, INC.
75 Sidney Street	a Delaware corporation
Cambridge, MA 02139

/s/ Mark J. Levin
Attn: General Counsel	By:	Mark J. Levin
	Title:	Chairperson, President and Chief Executive Officer

SUBTENANT

Portola Pharmaceuticals, Inc.	PORTOLA PHARMACEUTICALS, INC.,
270 East Grand Avenue	a Delaware corporation
South San Francisco, CA 94080

Attn:	By:	/s/ Charles Homcy
	Title:	President & Chief Executive Officer

71.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONSENT OF MASTER LANDLORD

Notwithstanding any provision in the Master Lease prohibiting the sublease of the Premises, the undersigned, as owner and holder of all right, title and interest of Master Landlord under the Master Lease, hereby consents to the foregoing sublease of the Premises and waives any objection to the sublease contained herein and agrees to the provisions of Section 19 (“Nondisturbance”) contained therein.

BRITANNIA POINTE GRANT LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Britannia Pointe Grand, LLC, a California limited liability company, General Partner

	By:	/s/ [Illegible]
Dated: ,	Title:	Manager

72.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Master Lease

73.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LEASE

Landlord:	Britannia Pointe Grand Limited Partnership

Tenant:	COR Therapeutics, Inc.

Date:	July 1, 2001

1.	PROPERTY		1
	1.1	Lease of Premises and Phase I Property: Existing Lease	1
	1.2	Landlord’s Reserved Rights	1
	1.3	First Refusal Right	2

2.	TERM		3
	2.1	Term	3
	2.2	[Omitted.]	3
	2.3	Condition of Premises: Tenant Improvements	3
		(a) “As Is” Condition	3
		(b) New Mezzanine Area	3
		(c) New Lobby Area	3
	2.4	[Omitted.]	4
	2.5	Holding Over	4
	2.6	Option To Extend Term	4

3.	RENTAL		5
	3.1	Minimum Rental	5
		(a) Rental Amounts	5
		(b) Rental Adjustment Due to Change in Square Footage	5
		(c) Rental Amounts During First Extended Term	5
		(d) Rental Amounts During Second Extended Term	6
	3.2	Late Charge	6

4.	[Omitted.]		6

5.	[Omitted.]		6

6.	TAXES		7
	6.1	Personal Property	7
	6.2	Real Property	7

7.	OPERATING EXPENSES		7
	7.1	Payment of Operating Expenses	7
	7.2	Definition Of Operating Expenses	8
	7.3	Determination Of Operating Expenses	10
	7.4	Final Accounting For Lease Year	10
	7.5	Proration	10

8.	UTILITIES		11
	8.1	Payment	11
	8.2	Interruption	11

9.	ALTERATIONS: SIGNS		11
	9.1	Right To Make Alterations	11

i.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

	9.2	Title To Alterations	11
		(a) Landlord’s Property	11
		(b) Tenant’s Property	12
		(c) Removal of Tenant’s Property at End of Term	12
		(d) Items Located in Premises Outside the Phase I Property	12
		(e) Tenant’s Rights to Modify, Etc. and Remove Tenant’s Property	12
		(f) Tenant’s Right to Encumber Tenant’s Property	12
		(g) Landlord’s Purchase Option	13
	9.3	Tenant Fixtures	13
	9.4	No Liens	13
	9.5	Signs	13

10.	MAINTENANCE AND REPAIRS		13
	10.1	Landlord’s Work	13
	10.2	Tenant’s Obligation For Maintenance	14
		(a) Good Order, Condition And Repair	14
		(b) Landlord’s Remedy	14
		(c) Condition Upon Surrender	14

11.	USE OF PREMISES		15
	11.1	Permitted Use	15
	11.2	[Omitted]	15
	11.3	No Nuisance	15
	11.4	Compliance With Laws	15
	11.5	Liquidation Sales	15
	11.6	Environmental Matters	15

12.	INSURANCE AND INDEMNITY		18
	12.1	Insurance	18
	12.2	Quality Of Policies And Certificates	19
	12.3	Workers’ Compensation	20
	12.4	Waiver Of Subrogation	20
	12.5	Increase in Premiums	20
	12.6	Indemnification	20
	12.7	Blanket Policy	20

13.	SUBLEASE AND ASSIGNMENT		21
	13.1	Assignment of Lease and Sublease of Premises	21
	13.2	Rights Of Landlord	21

14.	RIGHT OF ENTRY AND QUIET ENJOYMENT		22
	14.1	Right Of Entry	22
	14.2	Quiet Enjoyment	22

15.	CASUALTY AND TAKING		22
	15.1	Damage or Destruction	22
	15.2	Condemnation	23
	15.3	Reservation Of Compensation	24
	15.4	Restoration Of Improvements	24
16.	DEFAULT		25

ii.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

	16.1	Events Of Default	25
		(a) [Omitted]	25
		(b) Nonpayment	25
		(c) Other Obligations	25
		(d) General Assignment	25
		(e) Bankruptcy	25
		(f) Receivership	25
		(g) Attachment	25
		(h) Insolvency	25
	16.2	Remedies Upon Tenant’s Default	26
	16.3	Remedies Cumulative	26

17.	SUBORDINATION, ATTORNMENT AND SALE		26
	17.1	Subordination To Mortgage	26
	17.2	Sale of Landlord’s Interest	27
	17.3	Estoppel Certificates	27
	17.4	Subordination to CC&R’s	27
	17.5	Mortgagee Protection	28

18.	SECURITY		28
	18.1	Deposit	28

19.	MISCELLANEOUS		28
	19.1	Notices	28
	19.2	Successors And Assigns	29
	19.3	No Waiver	29
	19.4	Severability	29
	19.5	Litigation Between Parties	29
	19.6	Surrender	30
	19.7	Interpretation	30
	19.8	Entire Agreement	30
	19.9	Governing Law	30
	19.10	No Partnership	30
	19.11	Financial Information	30
	19.12	Costs	30
	19.13	Time	31
	19.14	Rules And Regulations	31
	19.15	Brokers	31
	19.16	Memorandum Of Lease	31
	19.17	Corporate Authority	31
	19.19	Survival	31
	19.20	Parking	31

EXHIBITS

EXHIBIT A	Real Property Description

EXHIBIT A-1	Phase 1 Property (Plan)

iii.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B	Site Plan

EXHIBIT C	Future Entrance Lobby

LEASE

THIS LEASE (“Lease”) is made and entered into as of July I, 2001, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and COR THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY

1.1 Lease of Premises and Phase I Property: Existing Lease.

(a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the following office and laboratory premises (hereinafter collectively called the “Premises”) which consist of approximately 126,242 square feet and are located on the real property described as the “Phase I Property” in Exhibit A attached hereto and depicted as such in Exhibit A-1 attached hereto (the “Phase I Property”) in South San Francisco, California: (i) the one-story building commonly known as 256 East Grand Avenue; (ii) the two-story building commonly known as 260 East Grand Avenue; (iii) Suites 20, 26, 33, 45, 50 and 70 in the one-story building commonly known as 250 East Grand Avenue; and (iv) the westerly portion of the Two-story building commonly known as 270 East Grand Avenue. The Phase I Property is part of the office and research and development center commonly known as Britannia Pointe Grand Business Park located at East Grand Avenue and Harbor Way in the City of South San Francisco, County of San Mateo, State of California on the real property which is more particularly described as the “Center” in Exhibit A attached hereto (the “Center”). The location of the Premises in the Center is depicted on the site plan attached hereto as Exhibit B (the “Site Plan”). The Premises and other improvements presently existing on the Phase I Property are sometimes referred to collectively herein as the “Phase I Improvements.” The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now or hereafter existing from time to time in the Center, as depicted in Exhibit A-1 and in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Common Areas.” Tenant already occupies the entire Premises pursuant to a Standard Form Industrial Net Lease dated as of September 23, 1988 between NC Land Associates Limited Partnership, a Delaware limited partnership, and COR Therapeutics, Inc., a California corporation, as amended from time to time (the “Existing Lease”). Effective July 1, 2001, this Lease supersedes the Existing Lease for all purposes, Tenant’s continuing occupancy of the Premises shall be governed solely by the provisions of this Lease, and the Existing Lease shall be of no further force or effect, except that the rights and obligations of Landlord and Tenant with respect to the Premises for periods prior to July 1, 2001 shall continue to be governed by the Existing Lease.

(b) As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

1.2 Landlord’s Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease. Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to relocate parking spaces in the Center and in the Common Areas, provided that except on a temporary’ basis to the extent permitted under clause (ii) of this sentence, (A) Landlord shall not materially decrease the number of such parking spaces in areas of the Phase I Property generally adjacent to the Premises as shown on Exhibit A-1 and on the Site Plan, and (B) Landlord shall not permit the ratio of parking spaces in the Center to fall below [*] spaces for each 1.000 square feet of space in the various buildings existing from time to time in the Center (except to the extent, if any, that such ratio may fall below [*] spaces per 1,000 square feet by an amount solely reflecting the creation of additional square footage in the Center, without additional parking and subject to receipt of any required governmental variances or approvals, by reason of the

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

construction of the mezzanine area contemplated in Section 2.3(b) and/or the new lobby area contemplated in Section 2.3(c)); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Premises remain available; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center (including, but not limited to, construction of site improvements, buildings and Common Area improvements on portions of the Center and/or on adjacent properties owned by Landlord from time to time); (iv) to build in areas adjacent to the Center and to add such areas to the Center or operate such areas, for maintenance, access, parking and other purposes, on an integrated basis with the Phase I Property and/or the Center, (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof or to any adjacent properties owned by Landlord from time to time; and (vi) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2. Landlord’s exercise of its rights hereunder shall not cause any material diminution of Tenant’s rights, nor any material increase of Tenant’s obligations, under this Lease or with respect to the Phase I improvements.

1.3 First Refusal Right.

(a) For purposes of this Section 1.3, the term “First Refusal Space” shall mean, as the context may require, any one or more of the following four spaces individually or all four of such spaces collectively: (i) the space of approximately 10,462 square feet commonly known as 250 East Grand Avenue, Suite 65 and presently occupied by Farmers Insurance: (ii) the space of approximately 6.489 square feet commonly known as 250 East Grand Avenue, Suite 90 and presently occupied by Gryphon Sciences; (iii) the space of approximately 24,725 presently occupied by ViroLogic, Inc. on the easterly end of the building commonly known as 270 East Grand Avenue; and (iv) the building commonly known as 280 East Grand Avenue, presently occupied by Cytokinetics, Inc., and containing approximately 50,195 square feet (the “280 East Grand Building”). The four spaces constituting the First Refusal Space are designated as such on the Site Plan.

(b) Landlord shall not lease all or any portion of the First Refusal Space at any time during the term of this Lease (including any duly elected extension terms) except in compliance with the procedure set forth in Section 1.3(c) hereof; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default (beyond any applicable cure periods) under this Lease; provided further, that the foregoing restriction shall not apply to any renewal or extension options duly elected by the applicable tenant or any successor tenant pursuant to a contractual renewal or extension option set forth in the lease documents governing the respective portions of the First Refusal Space on the date of this Lease, but such restriction shall apply to any future lease amendments or grants of renewal or extension rights with respect to any portion of the First Refusal Space that would have the effect of either extending the term of any existing occupancy of any portion of the First Refusal Space beyond the term presently specified in the lease documents governing such portion, or granting renewal or extension rights beyond those presently set forth in the applicable lease documents with respect to any portion of the First Refusal Space; and provided further, that the foregoing restriction shall not apply to any leasing, subleasing or other occupancy by Raven Pharmaceuticals, Inc. of all or any portion of the space described in clause (iii) of Section 1.3(a), whether pursuant to the sublease presently in effect between ViroLogic, Inc. and Raven Pharmaceuticals, Inc. or otherwise, provided that such leasing, subleasing or other occupancy by Raven Pharmaceuticals, Inc. shall not in any event be authorized to extend beyond June 30, 2003.

(c) If Landlord intends during the term of this Lease (including any duly elected extension terms) to lease all or any portion of the First Refusal Space, and if Tenant is not then in default (beyond any applicable cure periods) under this Lease, then Landlord shall give to Tenant written notice of such intention (the “Offer Notice”), specifying the material terms on which Landlord proposes to lease the First Refusal Space or applicable portion thereof (the “Offered Space”) and offering to Tenant the opportunity to lease the Offered Space on the terms specified in the Offer Notice. The time period within which Tenant is entitled to accept such offer by written notice to Landlord (the “Offer Period”), measured from the date of Tenant’s receipt of the Offer Notice, shall be ten (10) business days, except that if the Offered Space is all or substantially all of the 280 East Grand Building, then the Offer Period shall be thirty (301 days unless Tenant has previously received and failed to accept an Offer Notice with respect to such Offered Space in the 280 East Grand Building and Landlord is thereafter, within one hundred eighty (180) days after expiration of the Offer Period for such prior Offer Notice, coming back to Tenant with a further Offer Notice reflecting terms more favorable to the lessee than the terms offered in the prior Offer Notice, in which event the Offer Period for such further Offer Notice shall be ten (10) business days. Upon timely acceptance of an Offer Notice by Tenant, the Offered Space shall be leased to Tenant on the terms set forth in the Offer Notice and on the additional terms and provisions set forth herein (except to the extent inconsistent with the terms set forth in the Offer Notice) and the parties shall promptly execute an amendment to this Lease adding the Offered Space to the Premises and making any appropriate amendments to provisions of this Lease

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to reflect different rent and other obligations applicable to the Offered Space under the terms of the Offer Notice. If Tenant does not accept Landlord’s offer within the allotted time, Landlord shall thereafter have the right to lease the Offered Space to a third party at any time within one hundred eighty (180) days after the expiration of the Offer Period, at a minimum rental and on other terms and conditions not more favorable to the lessee than the minimum rental and other terms offered to Tenant in the Offer Notice. If Landlord does not thereafter lease the Offered Space to a third party within one hundred eighty (180) days as contemplated in the preceding sentence, or if Landlord does lease the Offered Space to a third party within such 180-day period but the Offered Space thereafter again becomes available during the term of this Lease (including any duly elected extension terms), then in either such event Landlord shall be required to comply again with the provisions of this Section 1.3 prior to any further leasing of the Offered Space.

2. TERM

2.1 Term. The term of this Lease shall commence on July 1, 2001 (the “Commencement Date”) and shall end, unless sooner terminated or extended as hereinafter provided, on June 30, 2011 (the “Termination Date”).

2.2 [Omitted.]

2.3 Condition of Premises: Tenant Improvements.

(a) “As Is” Condition. Tenant, being the present occupant of the Premises pursuant to the Existing Lease, acknowledges that it is familiar with the physical condition of the Premises, that it will accept and occupy the Premises under this Lease in “AS IS” condition as the Premises exist on the date of this Lease, and that Landlord shall have no obligation to improve, repair or prepare the Premises, prior to the Commencement Date or, except as otherwise expressly set forth in this Lease, after the Commencement Date, for occupancy by Tenant under this Lease. TENANT ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE PRESENT OR FUTURE SUITABILITY OF THE PREMISES OR THE PHASE I IMPROVEMENTS FOR THE CONDUCT OF TENANT’S BUSINESS OR PROPOSED BUSINESS THEREON.

(b) New Mezzanine Area: Tenant has requested Landlord’s permission to construct, in Tenant’s discretion, a mezzanine area of approximately 8,000 square feet in the portion of the Premises commonly known as 260 East Grand Avenue, approximately in the location designated as “Future Mezzanine Premises” on the Site Plan.

(i) Landlord hereby approves and consents to such construction, in concept, subject to (A) completion of such improvements by Tenant at Tenant’s sole expense (except as otherwise provided in subparagraph (b)(ii) hereof) and in compliance with all the requirements of Article 9 hereof, including (but not limited to) submission of all plans and specifications for Landlord’s review and approval, which approval shall not be unreasonably withheld or delayed, and (B) Landlord’s receipt of a variance from the City of South San Francisco or other applicable governmental authorities with respect to the Center’s compliance with applicable parking requirements following construction of such mezzanine area. Landlord hereby agrees to use, at Tenant’s request, reasonable efforts to obtain such a variance if and when Tenant advises Landlord that Tenant wishes to proceed with construction of such mezzanine area, and Landlord shall bear the expense of all fees and costs incurred by Landlord in connection with Landlord’s application for such a variance.

(ii) Landlord agrees to pay to Tenant, within thirty (30) days after issuance to Tenant of a certificate of occupancy (or its equivalent) for such mezzanine area and delivery by Tenant to Landlord of lien waivers reasonably satisfactory to Landlord from the contractor(s) performing such construction, the sum of [*] as a construction allowance towards Tenant’s costs for construction of the shell and structural components of such mezzanine area.

(iii) From and after the date Tenant first occupies the substantially completed mezzanine area, the mezzanine area shall be deemed to be part of the Premises and the square footage of the mezzanine area (as determined by Landlord’s architect, measuring to the exterior faces of the walls defining or enclosing such mezzanine area) shall be added to the square footage of the Premises for purposes of adjusting Tenant’s minimum rent obligation under Section 3.1(b) and Tenant’s Operating Expense Share under Section 7.1(b).

(c) New Lobby Area. Tenant has requested Landlord’s consent to and/or participation in the construction, in Tenant’s discretion, of a new, enclosed lobby area of approximately 2,500 square feet on the northerly side

3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the building commonly known as 250 East Grand Avenue, approximately in the location designated as “Future Entrance Lobby -Premises” on Exhibit C attached hereto and incorporated herein by this reference.

(i) Landlord hereby approves and consents to such construction, in concept, subject to Landlord’s receipt of a variance from the City of South San Francisco or other applicable governmental authorities with respect to the Center’s compliance with applicable parking requirements following construction of such lobby area. Landlord hereby agrees to use, at Tenant’s request and at Landlord’s expense, reasonable efforts to obtain such a variance if and when Tenant notifies Landlord that Tenant wishes to proceed with construction of such lobby area.

(ii) If and when Tenant notifies Landlord of Tenant’s desire to proceed with the construction of the enclosed lobby area and Landlord obtains the necessary parking variance as described above, (A) Landlord (or, if Landlord and Tenant mutually agree, Tenant) shall diligently construct, at Landlord’s sole expense, in accordance with plans and specifications prepared by Landlord’s architect and approved by Landlord and Tenant (which approval shall not be unreasonably withheld or delayed by either party), the cold shell enclosing the new lobby area (i.e., exterior walls, slab, roof, windows and entrance doors), any necessary site preparation work and any exterior paving, landscaping or other sitework, and (B) Tenant shall construct, at Tenant’s sole expense, in compliance with all the requirements of Article 9 hereof, including (but not limited to) submission of all plans and specifications for Landlord’s review and approval, all interior finishes and nonstructural portions of such lobby area, other than the portion of the work for which Landlord is responsible under clause (A) of this sentence. If Landlord and Tenant mutually agree that Tenant shall construct some or all of the shell work described in clause (A) of the preceding sentence at Landlord’s expense, then Landlord shall prepare the applicable plans and specifications as described in such clause (A), the contractor selected by Tenant shall be subject to Landlord’s prior written approval (not to be unreasonably withheld), the construction budget and economic terms of Tenant’s contract with such approved contractor shall be subject to Landlord’s prior written approval (not to be unreasonably withheld), and during the course of construction Landlord shall pay to Tenant or to Tenant’s contractor, as Tenant may direct, within twenty (20) days after receipt of a written payment request and reasonable supporting documentation (including, but not limited to, lien waivers reasonably satisfactory to Landlord from the contractor(s) performing the applicable work) from Tenant from time to time at reasonable intervals as mutually agreed by Landlord and Tenant, the amount of all costs and expenses reasonably incurred by Tenant in connection with the construction of such shell work.

(iii) From and after the date the enclosed lobby area is substantially completed and is first placed in use, the lobby area shall be deemed to be part of the Premises and the square footage of the lobby area (as determined by Landlord’s architect, measuring to the exterior faces of exterior walls and to the dripline of any exterior overhangs) shall be added to the square footage of the Premises for purposes of adjusting Tenant’s minimum rent obligation under Section 3.1(b) and Tenant’s Operating Expense Share under Section 7.1(b).

2.4 [Omitted.]

2.5 Holding Over. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at [*] the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at [*] the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof (except to the extent such delay is with Landlord’s prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6 Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(c) and (d) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to [*] additional periods of [*] each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such

4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended team is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension terms) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3. RENTAL

3.1 Minimum Rental.

(a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month:

Months	Monthly Minimum Rental
[*]	[*]	[*]

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(b) Rental Adjustment Due to Change in Square Footage. The minimum rental amounts specified in this Section 3.1 are based upon an agreed area of 136,242 square feet for the Premises as they exist on the Commencement Date. If the area of the Premises increases during the initial term of this Lease as a result of the construction of the new mezzanine area as contemplated in Section 2.3(b) and/or the construction of the new lobby area as contemplated in Section 2.3(c), then beginning on the date the applicable construction is substantially completed and the applicable new area becomes available for use or is actually used by Tenant in the ordinary course of its business, the minimum monthly rent for the remainder of the initial term of this Lease shall be increased, for each month, by an amount equal to the square footage of the newly constructed area (measured in accordance with Section 2.3(b)(iii) or 2.3(c)(iii), as applicable) multiplied by the applicable rental rate per square foot as set forth in Section 3.1(al above. In the event of any such increase in the area of the Premises during any extended term of this Lease, the minimum monthly rent during such extended term (as otherwise determined pursuant to Section 3.1(c) or 3.1(d), as applicable) shall be increased on a similar basis in strict proportion to the increase in the size of the Premises as a result of the newly constructed area being added to the Premises. Any rental increases due to a change in the square footage of the Premises as a result of Tenant’s exercise of a first refusal right under Section 1.3 hereof with respect to any of the First Refusal Space shall be determined and implemented in accordance with the provisions of Section 1.3 and the applicable Offer Notice thereunder.

(c) Rental Amounts During First Extended Term. If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the minimum rental during the first year of the first extended term shall be equal to the fair market rental value of the Premises (as defined below), including any cost-of-living adjustments or other rental increase provisions then customary in the City of South San Francisco for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord’s receipt of a proper notice of Tenant’s exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the initial fair market rental (including any applicable rental increase provisions) for the Premises at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on

5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such initial fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the initial fair market rental and any applicable rental increase provisions for the Premises at the commencement of the first extended term in accordance with the provisions of this Section 3.1(c). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon an initial fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the initial fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, then (i) the three appraised initial fair market rentals shall be added together and divided by three and the resulting quotient shall be the initial fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(c), the “fair market rental” of the Premises shall be determined with reference to the then prevailing market rental rates for properties in the City of South San Francisco with shell and office, laboratory and research and development improvements and site (common area) improvements comparable to those then existing in the Premises and in the Center, taking into account for such determination all tenant improvements then existing in the Premises (including, but not limited to, all fixtures, equipment and laboratory improvements in place in the Premises on the Commencement Date) other than alterations, improvements or equipment which were constructed or installed by Tenant at its sole expense and which Tenant has a right or obligation to remove from the Premises at the expiration of this Lease pursuant to the provisions of Article 9 hereof.

(d) Rental Amounts During Second Extended Term. If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.6 hereof, the minimum rental and any applicable rental increase provisions during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

3.2 Late Charge. If Tenant fails to pay rental or other amounts due Landlord hereunder on or before the fifth (5th) day after such rental or other amount is due, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of [*] per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to [*] of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due, Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Center or any portion thereof. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4. [Omitted.]

5. [Omitted.]

6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6. TAXES

6.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as pan of the Center, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 6.1.

6.2 Real Property. To the extent any real property taxes and assessments on any portions of the Center (including, but not limited to, the Improvements or any portion thereof) leased or occupied solely by Tenant are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the applicable portions of the Center. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Center and/or Improvements are taxed or assessed to Landlord following the Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 7.2 of this Lease) and shall be paid in accordance with the provisions of Article 7 of this Lease

7. OPERATING EXPENSES

7.1 Payment of Operating Expenses.

(a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to [*] (“Tenant’s Operating Cost Share”) of the Operating Expenses defined in Section 7.2, provided however, that the Tenant’s Operating Cost Share set forth in the preceding portion of this sentence shall apply only to expenses that are determined and allocated by Landlord on a Center-wide basis, subject to any adjustments required under any other applicable provisions of this Section 7.1, and that Tenant’s Operating Cost Share shall be [*] with respect to any Operating Expenses defined in Section 7.2 that are reasonably allocable solely to the Phase I Property. As of the date of this Lease, Landlord represents that the four buildings in which the Premises are located are the only buildings located on the Phase I Property and that Landlord’s current practice is to determine and allocate all Operating Expenses (including, but not limited to, real and personal property taxes and assessments, insurance, building maintenance, property management, landscape maintenance and irrigation, and parking area maintenance and lighting) on a stand-alone basis to the Phase I Property.

(b) Tenant’s Operating Cost Share as specified in paragraph (a) of this Section with respect to Operating Expenses which are determined and allocated on a Center-wide basis is based upon an area of 136,242 square feet for the Premises and upon an aggregate area of 562,859 square feet for the existing buildings owned by Landlord in the Center as depicted in the Site Plan. Tenant’s Operating Cost Share as specified in paragraph (a) of this Section with respect to Operating Expenses which are determined and allocated solely to the Phase I Property is based upon an area of 136,242 square feet for the Premises and upon an aggregate area of 177,938 square feet for the existing buildings on the Phase I Property, if the actual area of the buildings on the Phase I Property from time to time or of the buildings owned from time to time by Landlord in the Center and consolidated with the buildings in which the Premises are located for operation, maintenance, common area and Operating Expense purposes, as applicable, as such area is determined in good faith by Landlord’s architect on the same basis of measurement under which the Premises have been determined to contain 136.242 square feet (from the exterior faces of exterior walls and from the dripline of any overhangs, except that in the case of any two-story recesses or overhangs, the area to the dripline of the overhang is counted as part of the area of the first story but not as part of the area of the second story), differs from the assumed figures set forth above (including, but not limited to, any such difference arising from the construction of additional buildings in the Center as contemplated in Section 7.1(c) hereof), or if the area of the Premises changes from time to time pursuant to the construction of additional areas of the Premises pursuant to Section 2.3(b) and/or 2.3(c) and/or pursuant to Tenant’s exercise of a first refusal right pursuant to Section 1.3 hereof, then Tenant’s Operating Cost Share as it applies to Operating Expenses that are determined and allocated on a Center-wide basis or that are determined and allocated solely with respect to the Phase I Property, as applicable, shall be adjusted to reflect the actual areas so determined as they exist from time to time; provided, however, that in the event Tenant exercises a first refusal right with respect to the 280 East Grand Building. Landlord hereby advises Tenant that it is presently Landlord’s practice to account for all Operating Expenses attributable or allocable to the

7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

separate legal parcel on which the 280 East Grand Building is located on a stand-alone basis and to allocate such Operating Expenses one hundred percent (100%) to the tenant(s) of the 280 Fast Grand Building.

(c) If Landlord at any time constructs additional buildings in the Center or on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center, then Tenant’s Operating Cost Share as it applies to Operating Expenses that are determined and allocated on a Center-wide basis shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Premises as they exist from time to time by the gross square footage of all buildings located in the Center or on any applicable adjacent property owned by Landlord as described above. In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord’s architects shall be final and binding upon the parties.

7.2 Definition Of Operating Expenses.

(a) Subject to the exclusions and provisions hereinafter contained, the term “Operating Expenses” shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Center, the buildings in the Center, and the real property on which the Center is located (or, in the case of items that are determined and allocated on a stand-alone basis as described in Section 7.1, that portion of the Center that consists of the separate legal parcel or parcels containing the buildings in which the Premises are located), including, without limitation, costs and expenses of (i) insurance (including earthquake and environmental insurance), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) expenditures for capital improvements to the Center, the Improvements or the buildings in the Center, amortized over a reasonable period determined in accordance with generally accepted accounting principles applied on a consistent basis, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Center, the buildings therein or the Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to Landlord’s Work, nor any costs attributable to the initial construction of the buildings in the Center or of Common Area improvements in the Center. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord’s accountants.

(b) Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

(i) Costs of maintenance or repair of the roof membrane for any building, except during periods (if any) in which costs of maintenance or repair of the roof membrane for the buildings in which the Premises are located are likewise included as an Operating Expense (rather than being incurred directly by Tenant or passed through directly to Tenant);

(ii) Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses Incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Center or of any other property owned by Landlord;

8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

(iv) Any depreciation on the buildings in which the Premises are located or on any other improvements in the Center or on any other property owned by Landlord;

(v) Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Center or of any other property owned by Landlord;

(vi) Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or of any other lease relating to the buildings in which the Premises are located or to any other portion of the Center or of any other property owned by Landlord;

(vii) Overhead profit increments paid to any subsidiary or affiliate of Landlord for management or other services on or to the Center or any portion thereof or any other property owned by Landlord, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

(viii) All interest, loan fees and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other amounts payable under any ground or underlying lease, or under any lease for any equipment ordinarily considered to be of a capital nature (except (A) janitorial equipment which is not affixed to the applicable buildings and/or (B) equipment the cost of which, if purchased, would be considered an amortizable Operating Expense under the provisions of this Section 7.2, notwithstanding the capital nature of such equipment);

(ix) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(x) Advertising and promotional expenditures;

(xi) Costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature, except to the extent of any applicable deductible amounts under insurance actually carried by Landlord;

(xii) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Center or any other property owned by Landlord, or due to Landlord’s negligence or willful misconduct;

(xiii) Management fees allocable to the Phase I Property to the extent they exceed the following percentages of the gross income (rent and Operating Expenses) received by Landlord with respect to the Phase I Property during the applicable period: (A) from the Commencement Date through December 31, 2004, [*]; and (B) from January 1, 2005 through the remaining term of this Lease (including any extension term(s)), [*];

(xiv) Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith;

(xv) Wages, salaries or other compensation paid to any executive employees above the grade of building manager;

(xvi) The cost of correcting any building code or other violations which were violations prior to the Commencement Date;

(xvii) The cost of containing, removing or otherwise remediating any contamination of the Center (including the underlying land and groundwater) by any toxic or hazardous materials (including, without limitation, asbestos and PCBs); and

9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(xviii) During any period when the Center is owned by a person or entity which is not a person or entity controlling, controlled by or under common control with either Landlord or Slough Estates USA Inc., earthquake and/or environmental insurance premiums in excess of rates that are commercially reasonable under then existing market conditions.

7.3 Determination Of Operating Expenses. Tenant is already paying estimated Operating Expenses, pursuant to the Existing Lease, for calendar year 2001 based on estimates previously furnished by Landlord to Tenant. During the last month of each calendar year of the term of this Lease (“Lease Year”), or as soon thereafter as practical. Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during each Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than five percent (5%). Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

7.4 Final Accounting For Lease Year.

(a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)), if on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b) At any time within three (3) months after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant I with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 7.4.

7.5 Proration. If the Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8. UTILITIES

8.1 Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs, to the extent paid by Landlord, shall constitute Operating Expenses under Section 7.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 7.

8.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises or the Center because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 8.2, however, in the event of any interruption or failure of any service or utility to the Premises that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents or employees and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant’s ability to use the Premises for their intended purposes hereunder, then following such three (3) business day period, Tenant’s obligations fur payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the Premises or applicable portion thereof, and such abatement shall continue until Tenant’s use of the Premises is no longer materially impaired thereby.

9. ALTERATIONS: SIGNS

9.1 Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, the buildings in which the Premises are located or the Center, other than (i) alterations, additions or improvements to Tenant’s Property (as defined in, and subject to the provisions of, Section 9.2 below), and/or (ii) other interior non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Premises or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this’ Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, without Landlord’s prior written consent (which consent shall not be unreasonably withheld or delayed). If Tenant so requests in seeking Landlord’s consent to any alterations, additions or improvements, Landlord shall specify in granting such consent whether Landlord intends to require that Tenant remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease.

9.2 Title To Alterations. All alterations, additions and improvements existing in the Premises on the Commencement Date or thereafter installed in, on or about the Premises or the Center (except as otherwise expressly provided in this Section 9.2) shall become part of the Center and the real property on which it is located and shall become the property of Landlord, unless Landlord elects, in the case of any alterations, additions or improvements installed after the Commencement Date, to require Tenant to remove the same upon the termination of this Lease (subject to the provisions of Section 9.2(c) below).

(a) Landlord’s Property. The parties specifically agree that the alterations, additions and improvements which are or shall be part of the Center and are or shall be the property of Landlord shall include (but not be

11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

limited to) (i) built-in coldrooms, (ii) air lines, plumbing, electrical wiring and other similar systems associated with any of Tenant’s (A) built-in coldrooms, (B) laboratory casework, (C) vacuum pumps, (D) compressors, and/or (E) water purification and deionized water systems, (iii) plumbing, electrical wiring and other similar systems associated with Tenant’s animal water system and located within walls, ceilings or floors, and (iv) wiring and jacks associated with Tenant’s telephone systems, computer network systems and security systems, but shall not include Tenant’s Property (as defined in Section 9.2(b) below) except to the extent purchased by Landlord pursuant to Section 9.2(g), if applicable.

(b) Tenant’s Property. With respect to any portions of the Premises as they exist from time to time that are located on the Phase I Property, the term “Tenant’s Property” shall mean all of the following items: (i) movable personal property, office furniture and/or modular office furniture systems, movable equipment and trade fixtures; (ii) lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework (collectively, the “Option Property”) but excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such laboratory casework and/or built-in fume hoods; (iii) compressors, excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such compressors: (iv) vacuum pumps, excluding plumbing, electrical wiring and other similar systems associated with any of such vacuum pumps; (v) water purification systems and/or deionized water systems, excluding plumbing, electrical wiring and other similar systems associated with any of such water purification or deionized water systems; (vi) auxiliary generators and transfer switches; (vii) telephone systems and desk sets, excluding wiring and jacks; (viii) computer network systems, excluding wiring and jacks; (ix) security system, excluding wiring and jacks; (x) cage and rack washers; (xi) glassware washers; (xii) autoclaves; (xiii) Edsrram animal water system, excluding plumbing, electrical wiring and other similar systems associated with such animal water system; (xiv) freestanding coldrooms; and (xv) movable fume hoods.

(c) Removal of Tenant’s Property at End of Term. Notwithstanding anything to the contrary contained in the foregoing provisions, the parties specifically agree that the Option Property shall not become the property of Landlord unless, and then only to the extent that, Landlord exercises its purchase option in accordance with Section 9.2(g) below. Tenant shall have the right to remove at the termination or expiration of this Lease, subject to any specific limitations set forth in this Article 9, any or all of Tenant’s Property. Tenant shall promptly repair any damage caused by its removal of any of Tenant’s Property during or at the expiration of the term of this Lease. Notwithstanding any other provisions of this Article 9, however, if Tenant requests Landlord’s written consent to any alterations, additions or improvements under Section 9.1 hereof after the Commencement Date and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements.

(d) Items Located in Premises Outside the Phase I Property. With respect to any portions of the Premises as they exist from time to time that are located outside the Phased Property (such as, for example, the 280 East Grand Building if hereafter added to the Premises pursuant to Section 1.3 hereof), the term “Tenant’s Property” shall not include any lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework (which items shall instead be deemed upon installation, or upon commencement of Tenant’s leasing of such additional Premises to the extent such items were installed by Landlord or a predecessor tenant prior to such commencement, to be Landlord’s property and to be part of the Center and of the real property on which it is located) and shall include items described in any of the other clauses of Section 9.2(b) only to the extent such items are installed by Tenant in such additional Premises at Tenant’s sole expense.

(e) Tenant’s Rights to Modify, Etc. and Remove Tenant’s Property. As provided in Sections 9.1 and 9.2, but subject to any limitations expressly sec forth in this Article 9, Tenant shall generally have the right throughout the term of this Lease to install, alter, modify, improve, replace and remove Tenant’s Property without Landlord’s consent and shall generally have the right at the termination or expiration of this Lease to remove Tenant’s Property, provided that Tenant shall, at all times prior to the lapse (if any), unexercised, of Landlord’s purchase option under Section 92(g) with respect to the Option Property, maintain in the Premises a quality and quantity of laboratory casework, lab benches and built-in fume hoods that is not materially less than the quality and quantity of such items located in the Premises on the Commencement Date (subject to the effects of ordinary wear and tear and to the effects of damage, destruction or other casualty, the latter of which shall be governed by the provisions of Article 15 hereof).

(f) Tenant’s Right to Encumber Tenant’s Property. Tenant shall also have the right, notwithstanding any other provisions of this Article 9 (including, but not limited to, Landlord’s purchase option for the Option Property pursuant to Section 9.2(g) below), to use Tenant’s Property as security for third-party financing during the

12.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

term of this Lease, and Landlord agrees to cooperate in all reasonable respects with any such third-party financing sought by Tenant against the security of Tenant’s Property, including recognition by Landlord of the lender’s right, subject to reasonable conditions, to foreclose upon and remove Tenant’s Property upon a default by Tenant under such financing.

(g) Landlord’s Purchase Option. Landlord shall have the option, exercisable by written notice to Tenant no less than ninety (90) days before the expiration of the term of this Lease (or concurrently with any earlier termination of this Lease by Landlord pursuant to a default by Tenant, if applicable), to purchase from Tenant (and thereby require Tenant to leave behind in the Premises upon such expiration or termination, notwithstanding any other provisions of this Section 9.2) all then existing Option Property for a purchase price of [*] payable to Tenant in cash concurrently with and in exchange for Tenant’s delivery to Landlord of a bill of sale, in form and substance reasonably satisfactory to Landlord, conveying to Landlord all such Option Property in its then existing condition, as is, but free and clear of any liens or encumbrances created by or through Tenant. If Landlord does not timely exercise such purchase option, then Tenant shall have the same right to remove the Option Property from the Premises prior to or upon termination or expiration of this Lease as Tenant has with respect to the rest of Tenant’s Property, subject to any express conditions or restrictions set forth in this Article 9 with respect to such removal.

9.3 Tenant Fixtures. Subject to Sections 9.2 and 9.5, Tenant may install, remove and reinstall Tenant’s Property and other trade fixtures without Landlord’s prior written consent, except that installation and removal of any fixtures which affect the exterior or structural portions of the buildings in which the Premises are located or the building systems therein shall require Landlord’s written approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of Section 9.5, the foregoing shall apply to Tenant’s signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace (a) only with Landlord’s prior written consent as to location, size and composition, which consent shall not be unreasonably withheld or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 9.3.

9.4 No Liens. Tenant shall at all times keep the Premises, the buildings in which the Premises are located and the Center free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises or in the Center. Notwithstanding the preceding sentence, Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (1) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the applicable buildings or improvements and the Center. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

9.5 Signs. Without limiting the generality of the provisions of Section 9.3 hereof. Tenant shall have the tight to display its corporate name and logo on the buildings in which the Premises are located and in front of the principal entrances to the Premises, subject to Landlord’s prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Britannia Pointe Grand Business Park and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Landlord hereby expressly confirms that it has already approved all of Tenant’s signage existing on and about the Premises as of the Commencement Date, and that in the event a new lobby is constructed as contemplated in Section 2.3(c) above, Landlord will approve, at Tenant’s request, any new exterior signage that is substantially similar to or reasonably comparable to the signage then maintained, with Landlord’s consent, by other major tenants in the Center.

10. MAINTENANCE AND REPAIRS

10.1 Landlord’s Work.

(a) Landlord shall repair and maintain or cause to be repaired and maintained the driveways, parking areas, landscaping and other Common Areas of the Center and the structural roof, roof membrane, exterior walls, foundation and other structural portions of the buildings in which the Premises are located. The cost of all work performed by Landlord under this Section 10.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) is a capital expenditure not includible as an Operating Expense under

13.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 7.2 hereof, (iii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 12.6 hereof, subject to the release set forth in Section 12.4 hereof), or (iv) involves repair or maintenance of the roof membrane on any of the applicable buildings (in which event there shall be charged back directly to Tenant, as additional rent and not as an Operating Expense, but subject to the same limitations set forth for Operating Expenses in Section 7.2 for purposes of determining what are capital items and what portion, if any, of capital items can properly be allocated to a particular year or other applicable period, a prorata share of the cost of such repair or maintenance calculated on the basis of the percentage of the applicable building that is occupied by Tenant). Tenant knowingly and voluntarily waives the right to make repairs at Landlord’s expense, except to the extent permitted by Section 10.1(b) below, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

(b) If Landlord fails to perform any repairs or maintenance required to be performed by Landlord on the buildings in which the Premises are located under Section 10.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease.

10.2 Tenant’s Obligation For Maintenance.

(a) Good Order, Condition And Repair. Except as provided in Section 10.1 hereof, and except for damage caused by Landlord or its agents, employees or contractors (which shall be the sole responsibility of Landlord, subject to the release set forth in Section 12.4 hereof) or by an event of casualty or condemnation (which shall be governed by Article 15 hereof), Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the buildings in which the Premises are located, the HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises, as required.

(b) Landlord’s Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 9.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder, beyond any applicable cure period, unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord tat its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

14.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11. USE OF PREMISES

11.1 Permitted Use. Subject to Sections 11.3, 11.4 and 11.6 hereof, Tenant shall use the Premises solely for a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, light manufacturing, storage and use of toxic and radioactive materials (subject to the provisions of Section 11.6 hereof), storage and use of laboratory animals, administrative offices, and other lawful purposes reasonably related to or -incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Premises), and for no other purpose.

11.2 [Omitted]

11.3 No Nuisance. Tenant shall not use the Premises or the Center for or carry on or permit within the Center or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Premises or the Center, nor commit or allow to be committed any waste in, on or about the Center. Tenant shall not do or permit anything to be done in or about the Center, nor bring nor keep anything therein, which will in any way cause the Center to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

11.4 Compliance With Laws. Tenant shall not use the Premises or the Center or permit the Premises or the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises and Improvements therein equipped with all safety appliances required by law, ordinance or insurance on the Center, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises and the Center. Tenant shall procure all licenses and permits required for Tenant’s use of the Premises and the Center. Tenant shall use the Premises and the Center in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises and the Center by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto in the Premises or the Center as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Center (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises or the Center. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in the Premises or other particular use of the Premises or the Center shall, at Landlords election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 9.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

11.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Center, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

11.6 Environmental Matters.

(a) For purposes of this Section, “hazardous substance” shall mean the substances included within the definitions of the term “hazardous substance” under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”), (ii) any waste meeting the

15.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL.

(b) Without limiting the generality of the obligations set forth in Section 11.4 of this Lease:

(i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Premises or the Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Premises as provided in Section 11.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises and the Center from time to time.

(iii) Tenant shall not (A) operate on or about the Premises or the Center any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Premises or the Center for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises or the Center that could result in the Premises or the Center being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

(iv) Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Premises or the Center.

(v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within thirty (30) days after the Commencement Date, and shall update such information at least annually, on or before each anniversary of the Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

(A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Premises and in the Center.

(B) All Material Safety Data Sheets (“MSDS’s”), if any, required to be completed with respect to operations of Tenant at the Premises and in the Center from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS’s.

16.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(C) All hazardous waste manifests (as defined in Tide 26, California Code of Regulations § 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises and in the Center.

(D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations at the Premises and in the Center, pursuant to California Health & Safety Code §§ 25500 et seq., and any regulations promulgated thereunder, as amended.

(E) Any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations §§ 22-67140 et seq. and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations, § 22-67105, and any amendments thereto.

(F) Copies of any biennial reports to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, § 22-66493, and any amendments thereto.

(G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Premises and in the Center.

(H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Premises and/or the Center that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

(vi) Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation.” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

(A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Premises and in the Center;

(B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a fist of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant’s business on the Premises and in the Center from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above: and

(C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant’s business on the Premises and in the Center from time to time.

(vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and shall follow such verbal notice with written notice to Landlord of such release within ten (10) business days after the date Tenant became aware of such release.

17.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph 11.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Premises or the Center as a proximate result of Tenant’s use of the Premises or the Center or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

(ix) Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant shall grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, provided that Landlord uses reasonable efforts to avoid any unreasonable interference with Tenant’s business operations in exercising such access and inspection rights, without thereby being deemed guilty of any disturbance of Tenant’s use or possession and without being liable to Tenant in any manner.

(x) Notwithstanding Landlord’s rights of inspection and review under this paragraph 11.6(b). Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph 11.6(b),

(xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Premises or the Center at any time during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Premises and the Center. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding areas (if appropriate), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 11.4, 11.6, 12.6 and other applicable provisions of this Lease.

(c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Premises or in the Center of any hazardous substances or wastes or radiation or radioactive materials as of the Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant, or as a result of or in connection with Tenant’s prior business operations on the Premises and in the Center), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Premises and/or the Center) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

(d) The provisions of this Section 11.6 shall survive the termination of this Lease.

12. INSURANCE AND INDEMNITY

12.1 Insurance.

(a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) [*] for injury to or death of one person, (ii) [*] for personal injury or death, per occurrence, and (iii) [*] for property damage, or combined single limit of liability of not less than [*]. Such insurance shall name Landlord, its general partners, its Managing Agent and any lender holding a deed of trust on the Center or any portion thereof from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, products/completed operations coverage in an amount of not less than [*]

18.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and on other terms customary in Tenant’s industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time.

(b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Center, with combined single limit of liability of not less than [*] per occurrence for bodily injury and property damage.

(c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 7,2 hereof), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss—Special Form [CP1030]” or its equivalent) for the shell of the buildings in which the Premises are located and for the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance shall include earthquake and environmental coverage and shall have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. Landlord shall have no obligation to carry property damage -insurance for Tenant’s Property, for Tenant’s personal property or, except as expressly set forth in paragraph (d) below, for any alterations, additions or improvements installed by Tenant or by any predecessor tenant in the buildings in which the Premises are located or on or about the Center.

(d) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense (chargeable, in Landlord’s discretion, either as an Operating Expense allocable 100% to Tenant or as a direct pass-through to Tenant), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for the tenant improvements existing in the Premises on the Commencement Date (other than Tenant’s Property, which it shall be Tenant’s responsibility to insure pursuant to paragraph (e) below), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance may have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. The coverage required to be maintained under this paragraph (d) may, in Landlord’s discretion, be added to or combined with Landlord’s master policy carried under paragraph (c) above (but, if not actually carried as part of Landlord’s master policy under paragraph (c) above, shall not carry a premium materially higher than would apply if such coverage were being carried as part of Landlord’s master policy under paragraph (c) above), in which event Tenant shall be named as an insured only with respect to the portion of the policy that covers tenant improvements as described in this paragraph (d). Tenant shall provide to Landlord from time to time, upon request by Landlord annually or at other reasonable intervals, an updated schedule of values for such existing tenant improvements, and Landlord shall have no obligation or liability with respect to any underinsurance of tenant improvements that results from Tenant’s failure to keep Landlord informed from time to time, on a current basis, of the insurable value of such tenant improvements.

(e) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for Tenant’s Property as it exists in the Premises on the Commencement Date and for all other alterations, additions and improvements installed by Tenant from time to time in or about the Premises after the Commencement Date (except as Landlord and Tenant may otherwise mutually agree in writing from time to time), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear.

12.2 Quality Of Policies And Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such

19.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

policies shall include the clause or endorsement referred to in Section 12.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 12 or to pay the premium therefor, then Landlord, at us option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.

12.3 Workers’ Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance in at least the minimum amounts required by law, covering all of Tenant’s employees working on the Premises or in the Center.

12.4 Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder. Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Premises or the Center or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

12.5 Increase in Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant’s use of the Premises and the Center complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

12.6 Indemnification.

(a) Tenant shall indemnify, defend and hold Landlord and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises and the Center by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord and its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises or the Center, or for injuries to Tenant, its agents or third persons in or upon the Premises or the Center, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises or the Center.

(b) Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Premises or the Center by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

12.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

20.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13. SUBLEASE AND ASSIGNMENT

13.1 Assignment of Lease and Sublease of Premises. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment for which consent is requested solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord’s use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 11.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) any public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; (ii) any transfer of Tenant’s stock during any period in which Tenant has a class of stock listed on any recognized securities exchange or traded in the NASDAQ over-the-counter market shall not be deemed to be an assignment hereunder; (iii) any transfer of Tenant’s stock in connection with a bona fide financing, capitalization or recapitalization of Tenant shall not be deemed to be an assignment hereunder, provided that such financing, capitalization or recapitalization does not result in a material reduction in Tenant’s net worth or materially change the nature of Tenant’s ongoing business as a going concern; and (iv) Tenant shall have the right to assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord, except to the extent Tenant is advised by its counsel that such prior or concurrent notice would be in violation of applicable law, in which event Tenant shall give such written notice as soon as reasonably possible after the giving of such notice is no longer in violation of applicable law), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 13.1, however, the provisions of Section 13.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

13.2 Rights Of Landlord.

(a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease. Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant’s assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 13.2(c), below).

(b) Upon any assignment of Tenant’s interest in, this Lease for which Landlord’s consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements

21.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, (ii) any real estate commissions and/or reasonable attorneys’ fees incurred by Tenant in connection with such assignment, and (iii) any economic consideration received by Tenant as bona fide, reasonable compensation for personal property sold or leased by Tenant to the assignee.

(c) Upon any sublease of all or any portion of the Premises for which Landlord’s consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the rental due hereunder for the corresponding period, prorated (on the basis of the per-square-foot cost paid by Tenant for the entire Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the term of the sublease, (iii) any real estate commissions and/or reasonable attorneys’ fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) any economic consideration received by Tenant as bona fide, reasonable compensation for personal property sold or leased by Tenant to the sublessee.

14. RIGHT OF ENTRY AND QUIET ENJOYMENT

14.1 Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises or the Center or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

14.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Common Areas of the Center throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

15. CASUALTY AND TAKING

15.1 Damage or Destruction.

(a) If the Premises, or the Common Areas of the Center necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Common Areas of the Center and the cold shell of the buildings in which the Premises are located, and Tenant, as to all other improvements existing in or about the Premises immediately prior to such occurrence, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Premises and the Center to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant’s ability to conduct its business in the Premises, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant’s ability to conduct its business in the Premises, then this Lease shall continue in full force and effect,

22.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

except that there shall be an equitable adjustment in monthly minimum rental and of Tenant’s Operating Cost Share of Operating Expenses, based upon the extent to which Tenant’s ability to conduct its business in the Premises is impaired, and Landlord and Tenant respectively shall restore the Common Areas and the cold shell of the applicable buildings and the other improvements in and about such buildings to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Premises and the Center in accordance with the first sentence of this Section 15.1.

(b) The respective obligations of Landlord and Tenant pursuant to Section 15.1(a) are subject to the following limitations:

(i) If the occurrence results from a peril which is required to be insured pursuant to Sections 12.1(c), (d) and (e) above, then Landlord and Tenant shall use their respective best efforts and cooperate diligently, reasonably and in good faith to recover any available proceeds from the respective insurance which they are required to maintain pursuant to Sections 12.1(c), (d) and/or (e), as applicable, and to divide or allocate such proceeds between themselves in accordance with their respective rebuilding obligations under Section 15.1(a), and the obligations of each party shall not exceed its respective share of the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of any deductible under the applicable insurance, and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) if the occurrence results from a peril which is not required to be insured pursuant to Sections 12.1(c), (d) and (e) above and is not actually insured, Landlord shall be required to repair and restore the cold shells of the applicable buildings and the Common Areas to the extent necessary for Tenant’s continued use and occupancy of the Premises, and Tenant shall be required to repair and restore the other improvements in and about the Premises to the extent necessary for Tenant’s continued use and occupancy of the Premises marked that each party’s obligation to repair and restore shall not exceed an amount equal to five percent (5%) of the replacement cost of the cold shells of the applicable buildings and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the other improvements in and about the Premises, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

(c) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Sections 12.1(c), (d) and (e), Landlord and Tenant agree (and any Lender shall he asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(d) From and after the date of an occurrence resulting in damage to or destruction of the Premises or of the Common Areas necessary for Tenant’s use and occupancy of the Premises, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired.

15.2 Condemnation.

(a) If during the term of this Lease the Premises or the Common Areas of the Center, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Premises at Landlord’s election by written

23.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the balance of the Premises. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which dale shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired). Landlord shall restore the shell of the buildings in which the Premises are located and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the other improvements in the Premises and Tenant’s other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises or the Center.

(b) The respective obligations of Landlord and Tenant pursuant to Section 15.2(a) are subject to the following limitations:

(i) Each party’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to five percent (5%) of the replacement cost of the shell of the buildings in which the Premises are located and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the other improvements in the Premises as to Tenant: if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable improvements by an insured casualty.

15.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Premises, the Improvements, the Center and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent such compensation or damages are expressly and specifically allocated by the condemning authority, in response to a direct claim by Tenant, to Tenant’s moving expenses, trade fixtures, equipment and/or removable leasehold improvements as set forth in this clause (a), and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2th)(ii), notwithstanding any contrary provisions of this Section 15.3.

15.4 Restoration Of Improvements. In connection with any repair or restoration of the Premises or other improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which

24.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to the Premises or to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such - approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Premises (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the buildings in which the Premises are located (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld or delayed).

16. DEFAULT

16.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a) [Omitted]

(b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

(c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

(d) General Assignment. A general assignment by Tenant for the benefit of creditors;

(e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Premises and the Common Areas and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws:

(f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;

(g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

(h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or

25.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

16.2 Remedies Upon Tenant’s Default.

(a) Upon the occurrence of any event of default described in Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b) Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

16.3 Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

17. SUBORDINATION, ATTORNMENT AND SALE

17.1 Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon any portion(s) of the Center on which the Premise are located, and to the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon any portion(s) of the Center on which the Premises are located shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be

26.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Moreover, Tenant’s obligations under this Lease shall be conditioned on Tenant’s receipt, within sixty (60) days after the date hereof (provided that Landlord shall have the right to extend such period for up to an additional thirty (30) days in order to continue pursuing receipt of the agreement required hereunder if not received within such initial 60-day period), from The Northwestern Mutual Life Insurance Company, the beneficiary under an existing deed of trust on the Phase I Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant acknowledging and approving this Lease and confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement upon any portion(s) of the Center on which the Premises are located and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

17.2 Sale of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the portion(s) of the Center on which the Premises are located. Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

17.3 Estoppel Certificates. Tenant or Landlord (the “responding party”), as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of any portion(s) of the Center on which the Premises are located, or any prospective sublessee or assignee of this Lease. Any such certificate provided wider this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Center (or any portion thereof), by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

17.4 Subordination to CC&R’s. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Center (or any portion thereof) from time to time, provided that the terms of such declarations are reasonable, do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying the portion(s) of the Center covered by such declaration(s). Moreover, this Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed

27.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereby and thereby shall also be subject and subordinate (a) to the Declaration of Covenants, Conditions and Restrictions for Pointe Grand Business Park dated November 4, 1991 and recorded on February 25, 1992 as Instrument No. 92025214, Official Records of San Mateo County, as amended from time to time (the “Master Declaration”), the provisions of which Master Declaration are an integral part of this Lease to the extent this sentence is applicable, (b) to the Declaration of Covenants, Conditions and Restrictions dated November 23, 1987 and recorded on November 24, 1987 as Instrument No. 87177987, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park, and (c) to the Environmental Restriction and Covenant (Pointe Grand) dated as of April 16, 1997 and recorded on April 16, 1997 as Instrument No. 97-043682, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

17.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering any portion(s) of the Center on which the Premises are located, any such portion(s) of the Center are acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriffs sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring any portion(s) of the Center on which the Premises are located shall not be:

(a) liable for any act or omission of a prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord);

(b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord):

(c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring such portion(s) of the Center:

(d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Center or any portion thereof; or

(e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in such portion(s) of the Center, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in such portions) of the Center for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

18. SECURITY

18.1 Deposit. Tenant is not required to provide any security deposit to Landlord pursuant to this Lease.

19. MISCELLANEOUS

19.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

To Tenant:	COR Therapeutics, Inc.
256 East Grand Avenue

28.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

South San Francisco, CA 94080
Attn: Charles A. Alaimo

with copy to	Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Ann: Anna B. Pope, Esq.

To Landlord:	Britannia Pointe Grand Limited Partnership
1939 Harrison Street, Suite 715
Park Plaza Building
Oakland, CA 94612
Attn: T.J. Bristow

with copy to:	Folger Levin & Kahn LLP
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA 94111
Attn: Donald E. Kelley, Jr.

and copy to:	Slough Estates USA Inc.
33 West Monroe Street, Suite 2000
Chicago, IL 60603
Attn: Randy Rohner

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord’s address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

19.2 Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the panics hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the portion(s) of the Center on which the Premises are located, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

19.3 No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

19.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

19.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

29.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

19.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this - Lease.

19.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject mailer hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

19.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

19.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

19.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the portion(s) of the Center on which the Premises are located, as designated by Landlord from time to time, such financial information pertaining to the financial status of Tenant as Landlord may reasonably request, provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information, in addition, from time to time. Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the portion(s) of the Center on which the Premises are located, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the portion(s) of the Center on which the Premises are located, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings upon Landlord’s written request.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the portion(s) of the Center on which the Premises are located, financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

19.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment of this Lease or subletting of the Premises or any portion thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees, up to a maximum of [*].

30.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

19.14 Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant’s ability, invitees to observe, comply with and obey such rules and regulations as Landlord may reasonably promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Premises and the Center.

19.15 Brokers. Landlord agrees to pay a fee of [*] to Tenant’s consultant. CB Richard Ellis (attn: Chris Jacobs), in connection with the consummation of this Lease in accordance with a separate agreement. Such fee shall be due and payable in full on or before September 15, 2001. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

19.16 Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

19.17 Corporate Authority. Each of the persons signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by jointly so signing, to-bind Tenant.

19.18 Execution and Delivery. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

19.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 7.4, 9.2, 9.3, 9.4, 11.6, 12.6 and 19.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

19.20 Parking. Landlord and Tenant agree that the Common Areas, taken as a whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of South San Francisco applicable to the Center from time to time.

[rest of page intentionally left blank]

31.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the panics hereto have executed this Lease as of the day and year first set forth above.

“Landlord”			“Tenant”

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			COR THERAPEUTICS, INC., a Delaware corporation

By:	BRITANNIA POINTE GRAND, LLC, a California limited liability company, General Partner		By:	/s/ [illegible]
			Its:	SVP Finance and CFO

	By:	/s/ T.J. Bristow	By:	/s/ [illegible]
		T. J. Bristow, Its Manager, President and Chief Financial Officer	Its:

32.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBITS

EXHIBIT A	Real Property Description

EXHIBIT A-1	Phase I Property (Plan)

EXHIBIT B	Site Plan

EXHIBIT C	Future Entrance Lobby

33.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

REAL PROPERTY DESCRIPTION

The Phase I Property:

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lot 3 as shown on Parcel Map No. 91-284, “Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records,” filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

The Center:

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lots 1, 2, 3 and 4, inclusive, as shown on Parcel Map No. 91-284, “Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415. Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records,” filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

Together with all adjacent or substantially adjacent areas owned by Landlord and depicted on the Site Plan (Exhibit B to this Lease) as being part of the Center.

34.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A-1

Phase I Property (Plan)

[ * ]

35.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

Site Plan

[ * ]

36.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

Future Entrance Lobby

[ * ]

37.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

[Layout of premises subleased to be attached]

[ * ]

38.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

STOCK PURCHASE AGREEMENT

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PORTOLA PHARMACEUTICALS, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

NOVEMBER 7, 2003

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PORTOLA PHARMACEUTICALS, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of November 7, 2003, by and among PORTOLA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of twenty-two million two hundred fifty thousand (22,250,000) shares of its Series A Preferred Stock (the “Shares”);

WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.

1.1 Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchasers of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Restated Charter”).

1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of one dollar ($1.00) per share.

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	CLOSING, DELIVERY AND PAYMENT.

2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 1:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA, 94304 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation or conversion of indebtedness or any combination of the foregoing, or, with respect to Millennium Pharmaceuticals, Inc., (“Millennium”) the execution and delivery of that certain Asset Purchase Agreement by and between the Company and Millennium. In the event that payment by a Purchaser is made, in whole or in part, by cancellation or conversion of indebtedness, then such Purchaser shall surrender to the Company for cancellation or conversion at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation or conversion in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to any Purchaser choosing to pay any part of the purchase price of the Series A Preferred Stock by cancellation or conversion of indebtedness a check in the amount of any interest on such indebtedness through the Closing not being converted.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), the Co-Sale Agreement in the form attached hereto as Exhibit D (the “Co-Sale Agreement”) and the Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”) (collectively, the “Related Agreements”), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

3.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) [*] shares of Common Stock, par value $0.001 per share, [*] shares of which are issued and outstanding, and (ii) [*] shares of Preferred Stock, par value $0.001 per share, all of which are designated Series A Preferred Stock, none of which are issued and outstanding.

(b) Under the Company’s 2003 Equity Incentive Plan (the “Plan”), (i) no shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) no options to purchase shares have been granted or are currently outstanding, and (iii) [*] shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

(c) Other than the shares reserved for issuance under the Plan, and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d) All issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities; and (iii) with respect to common stock only, are subject to a right of first refusal in favor of the Company upon transfer.

(e) The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Purchasers and (ii) any right of first refusal set forth in the Company’s Bylaws; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(f) All options granted and Common Stock issued vest as follows: [*] of the shares vest [*] following the vesting commencement date, with the remaining [*] vesting in [*] (the “Normal Vesting Schedule”). No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting

3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.

(g) All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than [*] following the Company’s initial public offering.

3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which do not exceed $[*] individually or $[*] in the aggregate.

3.6 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company’s Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $[*] (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) indemnification by the Company with respect to

4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

(c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $[*] or, in the case of indebtedness and/or liabilities individually less than $[*], in excess of $[*] in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.7 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the Company’s officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock) or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company’s knowledge, none of the Company’s officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.8 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.9 Intellectual Property.

(a) To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

(c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form as delivered to Purchasers. No employee, officer or consultant of the Company has (i) excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement or (ii) failed to affirmatively indicate in such proprietary information and inventions agreement that no such works or inventions made prior to his or her employment with the Company exist. The Company is not aware that any of its employees or consultants is in violation of such proprietary information and inventions agreement and the Company will use its commercially reasonable efforts to prevent any such violation. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

3.10 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the

6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.11 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.12 Tax Returns and Payments. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.13 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.14 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.15 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.16 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

3.17 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.18 Full Disclosure. The Company has provided Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision. To the Company’s knowledge, neither this Agreement, the exhibits hereto, or the Related Agreements contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.19 Qualified Small Business. The Company represents and warrants to Purchasers that, to the best of its knowledge, the Company is a “qualified small business” within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof and the Shares should qualify as “qualified small business stock” as defined in Section 1202(c) of the Code as of the date hereof.

3.20 Minute Books. The minute books of the Company made available to Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

3.21 Use of Proceeds. The proceeds from the issuance and sale of the Shares pursuant to this Agreement shall be used by the Company for (i) the development of its ADP and kinase programs, (ii) evaluation of clinical/IND stage in-licensing opportunities and execution, subject to approval of the Company’s board of directors, and (iii) general corporate purposes.

3.22 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.23 Employee Benefit Plans. The Schedule of Exceptions sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied with all applicable laws for any such employee benefit plan.

3.24 Section 83(b) Elections. To the Company’s knowledge, all elections and notices permitted by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company’s common stock under agreements that provide for the vesting of such shares.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations

10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

(h) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

5.	CONDITIONS TO CLOSING.

5.1 Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all

11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.

(c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

(e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(f) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (b), (c) and (e) of this Section 5.1 have been satisfied.

(g) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Charter as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Charter, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(h) Investor Rights Agreement. The Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

(i) Co-Sale Agreement. The Co-Sale Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto. The stock certificates representing the outstanding shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Co-Sale Agreement.

(j) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

12.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(k) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be [*] members and the Board shall consist of [*] and [*].

(l) Legal Opinion. Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.

(m) Management Rights. A Management Rights letter substantially in the form attached hereto as Exhibit G shall have been executed by the Company and delivered to each Purchaser to whom it is addressed.

(n) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(o) Proprietary Information and Inventions Agreement. The Company and each of its employees shall have entered into the Company’s standard form of Proprietary Information and Inventions Agreement, in substantially the form as delivered to Purchasers.

(p) Due Diligence. Purchasers shall have completed their due diligence review, including intellectual property due diligence, of the Company to their satisfaction.

(q) Millennium Asset Purchase Agreement/License. The Company shall have entered into an Asset Purchase Agreement and License Agreement with Millennium Pharmaceuticals, Inc., on terms acceptable to the Purchasers.

(r) Press Release. The Company shall have prepared a press release announcing the Closing, which is mutually acceptable to Purchasers and the Company.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

13.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

(d) Investor Rights Agreement. The Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by Purchasers.

(e) Co-Sale Agreement. The Co-Sale Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

(f) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

(g) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.

6.	MISCELLANEOUS.

6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Mateo or Santa Clara, California.

6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of [*] following the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchasers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

14.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of the Agreement and the Related Agreements.

6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6 Amendment and Waiver.

(a) Except as otherwise expressly provided for in Section 2.3, this Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

(b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

(c) Notwithstanding the foregoing, this Agreement may not be amended or modified, nor may the obligations of the Company or the rights of the holders of the Shares and the Conversion Shares under the Agreement be waived unless each Purchaser adversely affected thereby in a manner different than the Purchasers generally has expressly consented in writing to such amendment, modification or waiver.

6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party’s part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related

15.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward LLP (“Cooley Godward”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley Godward has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward’s representation of the Company in the Financing.

The Company acknowledges that a limited liability company composed of partners, special counsel, associates and senior administrators of Cooley Godward, GC&H Investments (“GCHI”), will be participating in the transactions contemplated herein and Cooley Godward is general counsel to GCHI, although it has not acted as GCHI’s counsel in connection with the Financing. As such, the Company acknowledges that GCHI could be considered to have interests adverse to the Company. The applicable rules of professional conduct require that before GCHI can participate in the Financing and purchase Shares from the Company (i) the terms of the transaction are fully and fairly disclosed, (ii) the Company is given the right to seek advice of an independent attorney, and (iii) the Company consents to the terms of the transaction. Cooley has served as outside general counsel to the Company in connection with the transactions contemplated hereby. The Company acknowledges (i) disclosure to it of the transaction with GCHI and (ii) that it has had a reasonable opportunity to consult independent counsel prior to the participation by GCHI in the Financing. The Company hereby agrees that (i) Cooley Godward may act as the Company’s counsel in connection with the Financing, (ii) GCHI may participate in the Financing, and (iii) Cooley Godward may continue to act as general counsel for the Company and to GCHI in other matters.

6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

16.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.10 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the Closing, (i) reimburse the reasonable fees of and expenses of one special counsel for Purchasers, not to exceed $[*] and (ii) reimburse Purchasers for reasonable due diligence expenses, including intellectual property due diligence, not to exceed $[*], incurred in connection with the Financing.

6.11 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.14 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

6.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

6.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.17 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH

17.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

18.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

PORTOLA PHARMACEUTICALS, INC.

Signature:	/s/ Charles J. Homcy

Print Name:	Charles J. Homcy
Title:	President

Address:	256 East Grand Avenue South San Francisco, CA 94080

[SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

[*]

[SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(CONTINUED)

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(CONTINUED)

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E

EMPLOYEES

Employee	Title in Portola
[*]*	[*]

*	These employees will transfer to Purchaser after [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DISCLOSURE SCHEDULE

Part 1.1(a) Assigned Patent Rights and Other Proprietary Assets.

File Ref. No.	Country	Title	Serial No.	Filing Date	Issue Date	Patent No.	Status
[*]	[*]	[*]	[*]	[*]			[*]

< 3 pages omitted >

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 1.1(b) Equipment.			TAGGED EQUIPMENT

*	eq_id	mfr	Modelno	num_serial	use1	Bldg	1	rm_id	dv_id
[*]	[*]	[*]	[*]	[*]		[*]	[*]	[*]	[*]

<13 pages omitted>

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

MISCELLANEOUS EQUIPMENT

Non-tagged Equipment
Chemistry
[*]

Biology
[*]

IT
[*]

<2 pages omitted>

Title to all IT equipment included in this table will be transferred to Purchaser on the Closing Date; however, to the extent that individual items in this list are [*] are not [*], then such items [*] and [*] until the first to occur of (i) such [*] at [*]; or (ii) [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

OPERATIONAL

Count
Operational
[*]	[*]	[*]

<2 pages omitted>

Title to all operational equipment included in this table will be transferred to Purchaser on the Closing Date; however, to the extent that individual items in this list are [*] are not [*], then such items [*] and [*] until the first to occur of (i) such [*] at [*], or (ii) [*].

All laboratory equipment located in the [*] that is used by the Seller as of the Effective Date for the [*] and that is [*] of the Disclosure Schedule; provided that title to such equipment shall not transfer to Purchaser until [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IT SERVER

Component	Manufacturer	Model	Serial #	Current Purpose, Services, Applications	Currently Managed by	Current Primary Contact	Asset Tag #
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Total

<2 pages omitted>

*	Seller will [*] transfer to Purchaser the [*] in the first quarter of [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PRINTERS

MPI_ID	Asset
[*]	[*]

<1 page omitted>

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LABORATORY DESKTOPS

Asset Tag	Machine Name	Serial .	Product Name	Building	Machine Status	Anticipated Disposition	Notes
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

<2 pages omitted>

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IT DESKTOPS

Asset Tag	Machine Name	Serial .	Product Name	Machine Status
[*]	[*]	[*]	[*]	[*]

<3 pages omitted>

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SOFTWARE

Seats	Vendor	Package	Notes
[*]	[*]	[*]	[*]

<1 page omitted>

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FURNITURE

Typical Office
	[*]	[*]
Typical Cubicle
	[*]	[*]
Typical Large Conf Rm
	[*]	[*]

Typical Conference Room
	[*]	[*]
Typical Break Room
	[*]	[*]
Reception Furniture
	[*]	[*]
Library
	[*]	[*]
File Cabinets
	[*]	[*]
ERT Equipment
	[*]	[*]
AV Equipment
	[*]	[*]

<2 pages omitted>

All tenant improvements made to 270 East Grand Avenue that fall within the description of Section 9.2(b) of the Lease between [*] and [*] Dated [*], as amended (and as assigned to Purchaser).

All other equipment not specifically categorized above in Part 1.1(b) that is located at [*] East Grand Avenue, South San Francisco, CA and that has a fair market value (on an item by item basis) of less than $[*], provided that the aggregate fair market value of such other equipment does not exceed $[*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 1.1(c) Assumed Contracts.

MTAs

Dept. Name	Affiliation	Start Date	Agreement Type
[*]	[*]	[*]	[*]

<1 page omitted>

Other

The [*] by and among Millennium Pharmaceuticals, Inc., [*], and [*], effective [*].

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Software Licenses

[*]	[*]	[*]	[*]

<1 page omitted>

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 1.1(d) Compounds, Supplies and Materials.

P2Y12 Receptor Antagonists – Intermediates and Starting Materials

[*]

<1 page omitted>

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Material to be transferred to Portola Pharmaceuticals, Inc. From Biology at Millennium Pharmaceuticals, Inc. (San Francisco) Effective [*].

Mouse lines (including cryopreserved lines).

[*]

Hybridomas

[*] *	* = materials subject to Purchaser’s obligations under Section 5.10.

Cell lines

[*]

cDNA clones

[*]

Antibodies

[*]

Compound Library

[*]

<2 pages omitted>

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 1.1(e) Files and Records.

Notebooks

[*]

<2 pages omitted>

Files

Electronic files relating to the P2Y12 Receptor Antagonist Program or the Platelet Research Program that are located [*] (provided that [*] such files for [*]).

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 2.3	Patent-Related Actions

MPI Ref. No.	Serial No.	Patent No.	Publication No.	Title	Filing Date	Action Due	Due Date	Indicator	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

<1 page omitted>

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 2.4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 2.7

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 2.11

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.